Exhibit 10.5

EXECUTION VERSION

Certain information marked as [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

DEVELOPMENT AND LICENSE AGREEMENT

between

ELI LILLY AND COMPANY

and

PRECISION BIOSCIENCES, INC.

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EXECUTION VERSION

Development AND LICENSE AGREEMENT

This Development and License Agreement (“Agreement”) is entered into as of November 19, 2020 (the “Execution Date”) by and between Precision BioSciences, Inc., a corporation organized and existing under the laws of Delaware, having an address at 302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701, U.S.A. (“Precision”), and Eli Lilly and Company, a corporation organized and existing under the laws of Indiana, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285, U.S.A. (“Lilly”). Lilly and Precision are each hereafter referred to individually as a “Party” and together as the “Parties.”

Whereas, Precision is a biotechnology company that has developed a proprietary genome editing platform, the ARCUS Technology (as defined below), and controls certain intellectual property rights with respect to using the ARCUS Technology to create fully synthetic nucleases derived from homing endonucleases;

Whereas, Lilly is a pharmaceutical company engaged in the research, development, manufacturing, marketing and distribution of pharmaceutical products, including therapeutic products, for use in humans and animals;

Whereas, Precision and Lilly desire to collaborate to discover and develop certain in vivo gene editing products incorporating an ARCUS Nuclease (as defined below) designed, created, selected, developed or optimized by Precision for Lilly using the ARCUS Technology, focused on diseases resulting from mutations in the Lead Targets and Additional Targets (each as defined below);

Whereas, Lilly desires to obtain from Precision, and Precision desires to grant to Lilly, certain exclusive and non-exclusive license rights to develop, manufacture, and commercialize such products, subject to the terms and conditions of this Agreement; and

Whereas, in connection with the above and the Parties entering into this Agreement, Precision and Lilly are entering into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Lilly is making an equity investment in Precision through an acquisition of common shares of Precision stock.

Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement and the Exhibits hereto shall have the following meanings (or as defined elsewhere in this Agreement):

1.1“Acquirer” has the meaning set forth in the definition of “Change of Control.”

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1.2“Active Component” means a component that confers a therapeutic effect on a standalone basis, excluding, for clarity and without limitation, [***], and compounds that potentiate nucleases but which themselves do not confer a therapeutic effect on such basis.

1.3“Additional Target” has the meaning set forth in Section 3.2.1.

1.4“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Effective Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. As used in this Section 1.4, “control” means: (a) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect ownership of fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity.

1.5“After-Acquired IP” has the meaning set forth in Section 11.1.6.

1.6“Agreement” has the meaning set forth in the Preamble.

1.7“Alliance Manager” has the meaning set forth in Section 2.1.

1.8[***].

1.9“Antitrust Laws” has the meaning set forth in Section 10.1.

1.10“Applicable Laws” means the applicable provisions of any and all federal, national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, guidelines or requirements, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, or permits of or from any court, arbitrator, Regulatory Authority, Governmental Authority, taxing authority, national securities exchange or exchange listing organization having jurisdiction over or related to the relevant subject item that may be in effect from time to time during the Term.

1.11“ARCUS Nuclease” means any fully synthetic nuclease derived from a homing endonuclease and made using the ARCUS Technology.

1.12“ARCUS Regulatory Matters” has the meaning set forth in Section 5.5.3.

1.13“ARCUS Technology” means Precision’s proprietary genome editing platform known as ARCUS™, relating to the design, creation, selection, development, optimization and delivery of fully synthetic enzymes derived from homing endonucleases, including any modifications or improvements to such platform.

1.14“Background IP” means Lilly Background IP or Precision Background IP, as applicable.

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1.15“Bayh-Dole Act” has the meaning set forth in Section 12.2.9.

1.16“Biosimilar Market Share” has the meaning set forth in Section 9.4.4.

1.17“Biosimilar Product” means, with respect to a Licensed Product, and on a Licensed Product-by-Licensed Product and country-by-country basis, any product (including a “generic product,” “biogeneric,” “follow-on biologic,” “follow-on biological product,” “follow-on protein product,” “similar biological medicinal product,” or “biosimilar product”) approved by way of an abbreviated regulatory mechanism by the relevant Regulatory Authority in a country in reference to such Licensed Product, that is sold in the same country (or is commercially available in the same country via import from another country) as such Licensed Product by any Third Party that is not a Sublicensee of Lilly or its Affiliates and that did not purchase such product in a chain of distribution that included any of Lilly or any of its Affiliates or its Sublicensees and that (a) in the United States, is subject to a license by the FDA under Section 351(k) of the PHSA as a product that is “biosimilar” (as defined in Section 351(i)(2) of the PHSA) to, or “interchangeable” (as defined in Section 351(i)(3) of the PHSA) with, such Licensed Product, (b) in the EU, has been licensed as a similar biological medicinal product by the EMA pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation, or (c) in any country outside the United States and the EU, has received Regulatory Approval in an abbreviated licensure procedure by the applicable Regulatory Authority in such country as a product that is  “interchangeable,” “bioequivalent,” “biosimilar” or other term of similar meaning, with respect to the Licensed Product and in reliance upon the prior Regulatory Approval (or data therein) of such Licensed Product, as is necessary to permit substitution of such product for the Licensed Product under Applicable Law in such country.

1.18“BLA” means a Biologic License Application (as more fully described in U.S. 21 C.F.R. Part 601.20 or its successor regulation), as may be amended from time to time, or any analogous application or submission with any Regulatory Authority outside of the United States.

1.19“Business Day” means any day, other than any Saturday, Sunday, or any day that banks are authorized or required to be closed in Durham, North Carolina or Indianapolis, Indiana.

1.20[***].

1.21“Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31 of any Calendar Year.

1.22“Calendar Year” means each respective period of twelve (12) consecutive months commencing on January 1 and ending on December 31.

1.23“Cellectis Agreement” has the meaning set forth in Section 7.6.1.

1.24“Cellectis Patents” has the meaning set forth in Section 7.6.1.

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1.25“Change of Control” means, with respect to either Party: (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such Party (excluding, for clarity, an acquisition by a Third Party where the equity holders of such acquired Party or its parent immediately prior to such transaction hold a majority of the outstanding voting equity securities of the surviving entity or the parent of the surviving entity immediately following such transaction); (ii) a merger, reorganization or consolidation involving such Party as a result of which (A) a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation and (B) the voting securities of such Party outstanding immediately prior to such merger, reorganization or consolidation, or any securities into which such voting securities have been converted or exchanged, cease to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately following such merger, reorganization or consolidation; or (iii) a sale, exclusive license or other transfer of all or substantially all of the assets of such Party related to the transactions contemplated by this Agreement in one transaction or a series of related transactions to a Third Party. The acquiring or combining Third Party in any of (i), (ii) or (iii), and any of such Third Party’s Affiliates (whether in existence as of or any time following the applicable transaction, but other than the acquired Party and its Affiliates as in existence prior to the applicable transaction or Affiliates it controls after the applicable transaction) are referred to collectively herein as the “Acquirer”.

1.26“Change of Control Notice” has the meaning set forth in Section 17.8.1.

1.27“Chimeric Antigen Receptor” means a genetically engineered molecule, or a complex comprising a genetically-engineered molecule (including T cell receptors), that when present on the surface of human T cells, enables the T cells to recognize and bind to specific antigens that are present on the surface of cells.

1.28“Claim” has the meaning set forth in Section 13.1.1.

1.29“Clinical Development” means, with respect to a Licensed Product, any and all Development activities conducted for any indication following the Initiation of the first Phase I Clinical Trial with respect to such Licensed Product.

1.30“Clinical Development Expenses” means with respect to a prospective Co-Funded Product or Co-Funded Product, as applicable, to the extent incurred by Lilly or its Affiliates during the Term and in accordance with this Agreement and the applicable Lilly Clinical Development Plan:

1.30.1all costs associated with obtaining, maintaining and renewing Regulatory Filings and Regulatory Approvals pertaining to such prospective Co-Funded Product or Co-Funded Product (as applicable);

1.30.2all internal expenses accrued in the performance of activities directly related to Clinical Development (including activities related to efforts to obtain

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Regulatory Approval), charged on an FTE Rate basis (excluding managerial, secretarial, clerical and administrative activities), or out-of-pocket costs incurred by Lilly or its Affiliates in performing Clinical Development activities under the Lilly Clinical Development Plan [***];

1.30.3to the extent not included in the price of the manufactured prospective Co-Funded Product or Co-Funded Product (as applicable), costs associated with the CMO for Clinical Development of such prospective Co-Funded Product or Co-Funded Product (as applicable), including stability testing and other CMC support costs;

1.30.4all pre-commercialization CMO costs for such prospective Co-Funded Product or Co-Funded Product (as applicable) that are not clinical supply per-unit costs (including upfront costs, facility costs, reservation costs and termination costs), but excluding any such amounts reasonably attributable or allocable to commercial supply;

1.30.5for any clinical supply of such prospective Co-Funded Product or Co-Funded Product (as applicable), the price of the manufactured prospective Co-Funded Product or Co-Funded Product (as applicable) associated with such clinical supply;

1.30.6all costs for other materials (such as comparator drugs, ancillaries, non-IMP and placebo) obtained for use in Clinical Trials of or to the extent related to such prospective Co-Funded Product or Co-Funded Product (as applicable);

1.30.7all costs incurred in connection with Prosecution and Maintenance of [***], in each case that Covers such prospective Co-Funded Product or Co-Funded Product (as applicable), in accordance with Section 11.2 prior to First Commercial Sale, and in each case not including [***]; and

1.30.8amounts payable to a Third Party pursuant to any license agreement in consideration of any rights that are necessary or useful for the Clinical Development of such prospective Co-Funded Product or Co-Funded Product (as applicable) in the Territory, to the extent such amount accrues after the Effective Date and prior to the First Commercial Sale; provided, however, that in the instance such license covers multiple products, such amounts will be limited to the portion of such amounts allocated to such prospective Co-Funded Product or Co-Funded Product (as applicable) according to [***].

Clinical Development Expenses shall not include Lilly’s costs to the extent [***].

1.31“Clinical Supply Agreement” has the meaning set forth in Section 6.3.3.

1.32“Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, or any post-Regulatory Approval human clinical trial, as applicable.

1.33“CMC” has the meaning set forth in Section 6.3.5.

1.34“CMO” has the meaning set forth in Section 6.3.1.

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1.35“Co-Funded Product” has the meaning set forth in Section 5.3.1.

1.36“Co-Funding Option Exercise Notice” has the meaning set forth in Section 5.3.2.

1.37“Co-Funding Option Interest Notice” has the meaning set forth in Section 5.3.1.

1.38“Code” has the meaning set forth in Section 15.8.

1.39“COGS” means [***].

1.40“Collaboration IP” means Lilly Collaboration IP or Precision Collaboration IP, as applicable.

1.41“Collaboration Targets” means, individually or collectively, the Lead Targets, the Additional Targets, and, if applicable, any Replacement Targets. Collaboration Targets exclude any Unavailable Targets and any Independently Developed Targets (unless such Independently Developed Targets are named as Additional Targets pursuant to Section 3.4).

1.42“Combination Product” has the meaning set forth in the definition of “Net Sales.”

1.43“Commercial Milestone Event” has the meaning set forth in Section 9.3.

1.44“Commercial Milestone Payment” has the meaning set forth in Section 9.3.

1.45“Commercial Supply Agreement” has the meaning set forth in Section 6.3.3.

1.46“Commercialization” means any and all activities directed to the offering for sale and sale of a Licensed Product, or other product or therapy including: (a) activities directed to storing, marketing, promoting, detailing, distributing, importing, exporting, selling and offering to sell that Licensed Product, or other product or therapy; (b) conducting Clinical Trials after Marketing Authorization of a Licensed Product, or other product or therapy with respect to such Licensed Product, or other product or therapy; (c) interacting with Regulatory Authorities regarding the foregoing; and (d) seeking Regulatory Approvals (as applicable) for and registration of that Licensed Product, or other product or therapy (beyond seeking Marketing Authorization, which is addressed within “Development”) in the Field in the Territory. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.47“Commercially Reasonable Efforts” of a Party means that level of efforts and resources commonly applied by such Party to carry out a particular task or obligation consistent with the general practice followed by such Party relating to other pharmaceutical compounds, products or therapies owned by it, or to which it has exclusive rights, which are of similar market potential at a similar stage in their development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of Third Party products in development and in the marketplace, supply chain management considerations, the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), the regulatory structure involved, the profitability of the applicable

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compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, commercial, legal, scientific, regulatory or medical factors.

1.48“Competing Program” has the meaning set forth in Section 8.3.

1.49“Confidential Proprietary Information” has the meaning set forth in Section 14.1.1.

1.50“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement entered into between the Parties as of December 13, 2018, as amended by the First Amendment to Mutual Confidentiality Agreement effective as of October 18, 2019.

1.51 “Control” or “Controlled” means, with respect to any Know-How, Patents, or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license, or otherwise, but without taking into account any rights granted by one Party to the other Party pursuant to this Agreement) to grant to the other Party a license, covenant not to sue, sublicense, access, or right to use (as applicable) under such Know-How, Patents, or other intellectual property rights, on the terms and conditions set forth herein, in each case without violating any obligations of the granting Party owed to a Third Party or breaching the terms of any agreement with a Third Party.

1.52“Cover” means, with respect to a claim of a Patent and a relevant Licensed Product, that such claim would be infringed, absent a license, by the Research, Development, Manufacture, making, having made, use, keeping, importation, exportation, offering for sale, sale, Commercialization, or other exploitation of such Licensed Product (considering claims of patent applications to be issued as then pending).

1.53“Development” or “Develop” means any and all activities directed to the non-clinical and clinical drug development activities that are necessary or useful to obtain Marketing Authorization for a Licensed Product, or other product or therapy, including design and conduct of Clinical Trials and the preparation and filing of Regulatory Filings and all regulatory affairs related to the foregoing.  When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.  For clarity, “Development” shall not include any Commercialization activities.

1.54“Development Candidate” has the meaning set forth in Section 4.5.

1.55“Development Milestone Event” has the meaning set forth in Section 9.3.

1.56“Development Milestone Payment” has the meaning set forth in Section 9.3.

1.57“Directed Against” means, with respect to (a) a Licensed Product or other in vivo gene editing product or therapy and (b) a Target, that the compound contained in such Licensed Product or such other product or therapy is designed or developed to add to, subtract, or modify such Target in a patient’s cells in vivo as its primary mechanism of action.

1.58“Disclosing Party” has the meaning set forth in Section 14.1.2.

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1.59“Dispute” has the meaning set forth in Section 16.2.

1.60“Distributor” means any Person appointed by (a) Lilly, (b) any of Lilly’s Affiliates or (c) any of their respective Sublicensees that is not an Affiliate of (a) or (b), to distribute, market and sell the Licensed Products in one or more countries in the Territory, in circumstances where the Person purchases its requirements of the Licensed Products from Lilly or its Affiliates or its or their Sublicensees but has no right to conduct any Research, Development or Manufacturing activities with respect to a Licensed Product.

1.61“Divestiture”: means (a) with respect to a Party, the sale or transfer of all rights to a Competing Program by such Party to a Third Party without the retention or reservation of any rights, license or interest [***] by the selling entity or its Affiliates; or (b) with respect to an Acquirer of Precision, the sale or transfer of all rights to a Competing Program by such Acquirer to a Third Party without the retention or reservation of any rights, license or interest [***] by the selling entity or its Affiliates. [***].

1.62“DOJ” has the meaning set forth in Section 10.1.

1.63“Dollar” means a U.S. dollar, and “$” is to be interpreted accordingly.

1.64“Duke Agreement” means the License Agreement entered into by Precision and Duke University (“Duke”) on April 17, 2006, as amended by the Amendment, dated May 31, 2007 and as further amended by the Letter Agreements, dated December 10, 2007, February 13, 2009, January 17, 2012, December 6, 2013, December 13, 2013 and February 4, 2014, and as further amended from time to time.

1.65“Duke IP” means all Patents and Know-How licensed to Precision under the Duke Agreement that constitute Precision Background IP.  The patent numbers and patent application numbers of the Patents that are included within the Duke IP as of the Execution Date are set forth in Schedule 1.65.

1.66“Effective Date” has the meaning set forth in Section 10.1.

1.67“Eli Lilly and Company Good Research Practices” has the meaning set forth in Section 4.8.

1.68“EMA” means the European Medicines Agency (or the competent UK authority) or any successor agency thereto.

1.69“Enabling Technology” means any intellectual property right owned or controlled by any Third Party that is necessary or reasonably useful for, or would be infringed by, the Research, Development, Manufacture or Commercialization of a Licensed Product.

1.70“Escrow Agent” has the meaning set forth in Section 3.8.

1.71“Excluded Technologies” means [***].

1.72“Execution Date” has the meaning set forth in the preamble to this Agreement.

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1.73“Executive Officers” means (a) with respect to Precision, [***], and (b) with respect to Lilly, [***]; or any other person that such person in the foregoing (a) or (b) designates from time to time.

1.74“Existing In-License Agreements” means the Duke Agreement and the Cellectis Agreement.

1.75“Existing Patents” has the meaning set forth in Section 12.2.4.

1.76“Extended Target Nomination Period” has the meaning set forth in Section 3.2.1.

1.77“Extended Target Nomination Period Fee” has the meaning set forth in Section 3.2.1.

1.78“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.79“Field” means the diagnosis, prevention and treatment of any and all diseases by in vivo gene editing Directed Against any Lead Target or any Additional Target.

1.80“Firewalls” means [***].

1.81“Firewall Event” has the meaning set forth in Section 17.8.7.

1.82“Firewall Period” means [***].

1.83“First Clinical Product” has the meaning set forth in Section 6.3.1(b).

1.84“First Commercial Sale” means the first sale of a Licensed Product by Lilly (or its Affiliates or its or their Sublicensees) to a Third Party for end use or consumption of such Licensed Product in a given country after Regulatory Approval required to market and sell the Licensed Product has been granted with respect to such Licensed Product in such country in which such Licensed Product is sold.

1.85“FTC” has the meaning set forth in Section 10.1.

1.86“FTE” means the equivalent of a full-time Precision employee’s work performing activities under a Research Plan, which is at least [***]. If any such individual works partially on work under a Research Plan for a Program and partially on other work in a Calendar Quarter, then the “FTE” to be attributed to such individual’s work hereunder shall be calculated based upon the percentage of such individual’s total work time in such Calendar Quarter that such individual spent working under a Research Plan for such Program based on [***], applied consistently throughout the Calendar Year. [***]. For clarity, no individual person can ever constitute more than a single FTE.

1.87“FTE Rate” means [***].

1.88“GLP Toxicology Study” means, with respect to a Licensed Product[***].

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1.89“Good Clinical Practices” or “cGCP” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of Clinical Trials, including, as applicable: (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) E6 and any other guidelines for good clinical practice for trials on medicinal products in the Territory; (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto; (c) U.S. Code of Federal Regulations Title 21, Parts 50, 54, 56, 312 and 314, as may be amended from time to time; and (d) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time, and in each case ((a)-(d)), that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.90“Good Laboratory Practices” or “GLPs” means all applicable Good Laboratory Practice standards, including, as applicable: (a) as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58; and (b) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.

1.91“Good Manufacturing Practices” or “cGMPs” means all applicable current Good Manufacturing Practices including, as applicable: (a) the principles detailed in the US Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820; (b) European Directive 2003/94/EC and Eudralex 4; (c) the principles detailed in the WHO TRS 986 Annex 2, TRS 961 Annex 6, TRS 957 Annex 2, and TRS 999 Annex 2; (d) ICH Q7 guidelines; and (e) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.

1.92“Good Research Practices” or “GRP” means research practices consistent with: (a) the research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Exhibit 4.8 Part A of this Agreement; and (b) the Research Quality Association (RQA), 2014 Quality in Research Guidelines for Working in Non-Regulated Research, each as may be amended and applicable from time to time.

1.93“Government Official” has the meaning set forth in Section 12.5.6.

1.94“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.95 “HSR Act” has the meaning set forth in Section 10.1.

1.96“HSR Clearance Date” has the meaning set forth in Section 10.1.

1.97[***].

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1.98“IND” means an investigational new drug application filed with the FDA or any similar application filed with a Regulatory Authority in a country outside the U.S. required to commence Clinical Trials of a pharmaceutical product.

1.99“IND Enabled Data Package” means, on a Collaboration Target-by-Collaboration Target basis, the package of data generated pursuant to the applicable Research Plan, which Lilly may evaluate against the Success Criteria to determine whether any Development Candidate Directed Against such Collaboration Target should be Clinically Developed as a Licensed Product, and which shall consist of, at minimum, the categories of data set forth in the Initial Research Plan(s).

1.100“Indemnitee” has the meaning set forth in Section 13.1.3.

1.101“Indemnitor” has the meaning set forth in Section 13.1.3.

1.102“Independently Developed Target” has the meaning set forth in Section 3.4.

1.103“Infringement” has the meaning set forth in Section 11.3.1.

1.104“Initial Research Plan” has the meaning set forth in Section 4.4.1.

1.105“Initial Target Nomination Period” has the meaning set forth in Section 3.2.1.

1.106“Initiation” means (a) with respect to a Clinical Trial, the first dosing of the first human subject in such Clinical Trial or (b) with respect to a GLP Toxicology Study, the first dosing of the first animal in such GLP Toxicology Study.

1.107“Internal Compliance Codes” has the meaning set forth in Section 12.5.4.

1.108“Inventions” means all Know-How and inventions, whether or not patentable, that are discovered, created, conceived or reduced to practice, in each case, by or on behalf of a Party or any of its Affiliates (whether solely or jointly by the Parties) in the course of performing activities under this Agreement, in either case, including all rights, title and interest in and to the intellectual property rights therein.

1.109“Joint IP” has the meaning set forth in Section 11.1.2.

1.110“Joint Patents” means any Patent constituting or claiming any Joint IP.

1.111“JSC” has the meaning set forth in Section 2.3.

1.112“JSC Co-Chairpersons” has the meaning set forth in Section 2.3.

1.113“Know-How” means any proprietary scientific or technical information, inventions, discoveries, results and data of any type whatsoever, in any tangible or intangible form, including inventions, discoveries, databases, safety information, practices, methods,

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instructions, techniques, processes, drawings, documentation, specifications, formulations, formulae, knowledge, know-how, trade secrets, materials, skill, experience, test data and other information and technology applicable to formulations, compositions or products or to their manufacture, development, registration, use, marketing or sale or to methods of assaying or testing them, including pharmacological, pharmaceutical, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, physical and analytical, safety, quality control data, manufacturing, and stability data, studies and procedures, and manufacturing process and development information, results and data.

1.114“Knowledge” means the actual knowledge of each of Precision’s Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer, General Counsel, Vice President of Business Development and Senior Director of Intellectual Property, in each case, after due inquiry.

1.115“Lead Targets” has the meaning set forth in Section 3.1.

1.116“Licensed ARCUS Nuclease” means, for each Collaboration Target, the ARCUS Nuclease designed, created, selected, developed or optimized by Precision for Lilly using the ARCUS Technology.

1.117“Licensed Product” means any in vivo gene editing product incorporating a Licensed ARCUS Nuclease, and which product is Directed Against a Lead Target or an Additional Target. Licensed Products do not include any products that are engineered ex vivo and do not involve in vivo gene editing.

1.118“Licensed Product Patents” means [***].

1.119“Licensed Product Trademarks” has the meaning set forth in Section 11.7.

1.120“Lilly” has the meaning set forth in the Preamble.

1.121“Lilly Background IP” means any and all Patent rights and Know-How that Lilly or any of its Affiliates Controls as of the Effective Date, or discovers, creates or acquires outside the scope of the Research Program; in each case, that is necessary or reasonably useful for the Research, Development, Manufacture, making, having made, use, keeping, importation, exportation, offering for sale, sale, Commercialization, or other exploitation of a Licensed Product.

1.122“Lilly Clinical Development Plan” has the meaning set forth in Section 5.3.2.

1.123“Lilly Collaboration IP” means, individually or collectively, Lilly Sole IP and Lilly’s share in Joint IP.

1.124[***].

1.125[***].

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1.126“Lilly Indemnitee” has the meaning set forth in Section 13.1.1.

1.127“Lilly Patent” means any Patent constituting or claiming any Lilly Background IP or Lilly Sole IP.

1.128“Lilly Principles for Animal Care and Use for Third Party Organizations” has the meaning set forth in Section 4.8.

1.129“Lilly Sole IP” has the meaning set forth in Section 11.1.2.

1.130“Losses” has the meaning set forth in Section 13.1.1.

1.131“Major Foreign Markets” means [***].

1.132“Manufacture” and “Manufacturing” means any and all activities related to the production, manufacture, formulation, finishing, packaging, labeling, shipping and holding of any Licensed Product, or other product or therapy, or any component, intermediary or precursor thereof (including, for clarity, [***], expression vectors, cell lines, culture media and feeds), and including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture, characterization, quality assurance and quality control (including testing).

1.133“Manufacturing Technology Transfer” has the meaning set forth in Section 6.3.2(a).

1.134“Marketing Authorization” means, collectively, all Regulatory Approvals (including any Pricing and Reimbursement Approval or access approvals, if applicable) from the relevant Regulatory Authority required by such Regulatory Authority in order to initiate marketing and selling a Licensed Product in any country or jurisdiction.

1.135“Materials Transfer Record” has the meaning set forth in Section 4.10.

1.136“Milestone Events” has the meaning set forth in Section 9.3.

1.137“Milestone Payments” has the meaning set forth in Section 9.3.

1.138“Net Sales” means[***].

The foregoing amounts shall be determined from the books and records of Lilly or applicable Sublicensees, maintained in accordance with U.S. GAAP or, in the case of Sublicensees, such similar accounting principles, consistently applied. Lilly further agrees in determining such amounts, it will use Lilly’s then current standard procedures and methodology, including the exchange rate methodology described in Section 9.6 or, in the case of Sublicensees, such similar methodology, consistently applied.

In the event that the Licensed Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises the Licensed Product and one or more other Active Components that do not constitute a Licensed

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ARCUS Nuclease, whether co-formulated, co-packaged or otherwise sold together for one price), the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined by [***].

In the event that [***] the Licensed Product can be determined but [***] the other Active Components cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by [***].

In the event that [***] the other Active Components can be determined but [***] the Licensed Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by [***].

In the event that [***] both the Licensed Product and the other Active Components in the Combination Product cannot be determined, the Net Sales of the Licensed Product shall be deemed to be [***].

[***] shall be calculated once each Calendar Year and such price shall be used during all applicable royalty-reporting periods for the entire following Calendar Year. When determining [***] shall be calculated by [***].

1.139“Nomination Request” has the meaning set forth in Section 3.2.1.

1.140[***].

1.141“Party” and “Parties” has the meaning set forth in the Preamble.

1.142“Party-Specific Regulations” has the meaning set forth in Section 12.5.3.

1.143“Patent Working Group” has the meaning set forth in Section 2.4.

1.144“Patents” mean: (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

1.145“Payment” has the meaning set forth in Section 9.9.2.

1.146“PC POC Study” has the meaning set forth in Section 3.4.

1.147“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.148“Phase I Clinical Trial” means a clinical trial of a product generally consistent with 21 C.F.R. § 312.21(a) (or the non-United States equivalent thereof).

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1.149“Phase II Clinical Trial” means a clinical trial of a product generally consistent with 21 C.F.R. § 312.21(b) (or the non-United States equivalent thereof). [***].

1.150“Phase III Clinical Trial” means a clinical trial of a product generally consistent with 21 C.F.R. § 312.21(c) (or the non-United States equivalent thereof). [***].

1.151“PHSA” means the United States Public Health Service Act, as may be amended, or any subsequent or superseding law, statute or regulation.

1.152“Platform-Enabling IP” has the meaning set forth in Section 11.1.6.

1.153“Precision” has the meaning set forth in the Preamble.

1.154“Precision Background IP” means any and all Patent rights and Know-How Controlled by Precision or its Affiliates: (a) as of the Effective Date; or (b) subject to Section 11.1.6(b), that Precision or any of its Affiliates discovers, creates, conceives or reduces to practice or acquires outside the scope of the Research Program after the Effective Date, in each case (a) and (b), that (i) is necessary or reasonably useful for the Research, Development, making, having made, use, keeping, importation, exportation, offering for sale, sale, Commercialization, or other exploitation of a Licensed Product or (ii) Covers a Licensed Product.  [***].

1.155 “Precision Background Platform IP” means any and all Precision Background IP that is not Precision Background Product IP, including the ARCUS Technology.

1.156“Precision Background Product IP” means any and all Precision Background IP that Covers (or in the case of Know-How, is directed to) a Licensed Product as a composition of matter, a method of making a Licensed Product, or a method of using a Licensed Product.

1.157“Precision Collaboration IP” means, individually or collectively, Precision Sole IP and Precision’s share in Joint IP.

1.158“Precision Collaboration Platform IP” means any and all Precision Collaboration IP that is not Precision Collaboration Product IP.

1.159“Precision Collaboration Product IP” means Precision Collaboration IP that Covers (or in the case of Know-How, is directed to) a Licensed Product as a composition of matter, a method of making a Licensed Product, or a method of using a Licensed Product.

1.160“Precision FTE Costs” has the meaning set forth in Section 4.7.1.

1.161“Precision Indemnitee” has the meaning set forth in Section 13.1.2.

1.162“Precision Materials” has the meaning set forth in Section 4.11.

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1.163“Precision Patent” means any Patent included in the Precision Technology.

1.164“Precision Platform IP” means, individually or collectively, the Precision Background Platform IP and the Precision Collaboration Platform IP.

1.165“Precision Product IP” means, individually or collectively, the Precision Background Product IP and the Precision Collaboration Product IP.

1.166“Precision Sole IP” has the meaning set forth in Section 11.1.2.

1.167“Precision Technology” means, individually or collectively, the Precision Background IP and the Precision Collaboration IP.

1.168“Pre-Clinical Development” means, with respect to a Licensed Product, any and all Development activities conducted prior to the Initiation of the first Clinical Trial with respect to such Licensed Product; including, with respect to Precision, selecting, developing and optimizing the ARCUS Nucleases for the Lead Targets and Additional Targets (if any) to support pre-clinical in vitro and in vivo evaluation, candidate selection, Regulatory Filings, and potential Clinical Development of the Licensed Product by Lilly.

1.169“Pricing and Reimbursement Approval” means, with respect to a Licensed Product, the approval, agreement, determination or decision of any Regulatory Authority establishing the price or level of reimbursement for such Licensed Product, as required in a given country or jurisdiction prior to sale of such Licensed Product in such country or jurisdiction.

1.170“Program” means, on a Collaboration Target-by-Collaboration Target basis, any and all Research, Development, Manufacturing, and Commercialization activities conducted under this Agreement with respect to any Licensed Products that are Directed Against such Collaboration Target.

1.171“Project Manager” has the meaning set forth in Section 2.2.

1.172“Proposed Replacement Target” has the meaning set forth in Section 3.3.1.

1.173“Prosecute and Maintain” or “Prosecution and Maintenance” with respect to a particular Patent, means all activities associated with the preparation, filing, prosecution and maintenance of such Patent, together with the conduct of interferences, derivation proceedings, inter partes review and post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent, including any activities associated with claims, including as a counterclaim or declaratory judgment action, of unpatentability, invalidity or unenforceability of such Patent that are brought by a Third Party in connection with an Infringement under Section 11.3.

1.174“Prosecuting Party” has the meaning set forth in Section 11.2.3.

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1.175“Qualifying Non-Royalty Payments” has the meaning set forth in Section 9.4.5.

1.176“Quality” has the meaning set forth in Section 6.3.4.

1.177“Quality Agreement” has the meaning set forth in Section 6.3.4.

1.178“Receiving Party” has the meaning set forth in Section 14.1.2.

1.179“Registration Trial” means [***].  A Registration Trial may require only a portion of, but not necessarily the entirety of, [***].

1.180“Regulatory Approvals” means, collectively, any and all approvals (including supplements, amendments, pre- and post-approvals, Pricing and Reimbursement Approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations) or waivers of any Regulatory Authority that are necessary for the testing, Research, Development, registration, Manufacture (including formulation), use, storage, import, export, transport, promotion, marketing, distribution, offer for sale, sale or other Commercialization of a pharmaceutical product (including any Licensed Product) in any country or jurisdiction, including Pricing and Reimbursement Approval, as applicable.

1.181“Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over the testing, Research, Development, registration, Manufacture (including formulation), use, storage, import, export, transport, promotion, marketing, distribution, offer for sale, sale or other Commercialization of pharmaceutical products (including any Licensed Product) in any country or jurisdiction. For countries or jurisdictions where governmental approval is required for pricing or reimbursement for a pharmaceutical product (including any Licensed Product) to be reimbursed by national health insurance (or its local equivalent), Regulatory Authority includes any Governmental Authority whose review or approval of pricing or reimbursement of such product is required.

1.182“Regulatory Documentation” has the meaning set forth in Section 12.2.10.

1.183“Regulatory Filings” means, collectively, any and all applications, filings, submissions, approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations), non-clinical and clinical study authorization applications or notifications (including all supporting files, writings, data, studies and reports) or waivers with respect to the testing, Research, Development, registration, Manufacture (including formulation), use, storage, import, export, transport, promotion, marketing, distribution, offer for sale, sale or other Commercialization of a Product made to or received from any Regulatory Authority or research ethics committee in a given country or jurisdiction, including INDs and BLAs.

1.184“Replacement Fee” has the meaning set forth in Section 3.3.2.

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1.185“Replacement Request” has the meaning set forth in Section 3.3.1.

1.186“Replacement Target” has the meaning set forth in Section 3.3.

1.187“Research” means, with respect to a Collaboration Target or Licensed Product, or other product or therapy, any and all activities directed to the discovery, identification, screening, testing, assessment and optimization of Collaboration Targets or Licensed Products, or other product or therapy, including, with respect to Precision, such activities directed to the discovery of compounds Directed Against Collaboration Targets, including designing and creating ARCUS Nucleases Directed Against Collaboration Targets.

1.188[***].

1.189“Research Plan” has the meaning set forth in Section 4.4.

1.190“Research Program” has the meaning set forth in Section 4.1.

1.191“Research Term” has the meaning set forth in Section 4.3.1.

1.192“Research Term Commencement Date” has the meaning set forth in Section 4.3.1.

1.193“Reserved Target Period” has the meaning set forth in Section 3.5.

1.194“Reserved Targets” means the specified Target responsible for each of the following diseases: [***].

1.195“Residuals” has the meaning set forth in Section 14.1.5.

1.196“Reversion Option” has the meaning set forth in Section 15.5.3(a).

1.197“Royalty” has the meaning set forth in Section 9.4.2.

1.198“Royalty Term” has the meaning set forth in Section 9.4.1.

1.199[***].

1.200[***].

1.201“[***] ARCUS Nuclease” means the ARCUS Nuclease having the sequence set forth on Exhibit 1.201 [***].

1.202“Stock Purchase Agreement” has the meaning set forth in the Preamble.

1.203“Sublicensee” means a Third Party that is granted a license or sublicense to Research, Develop, Manufacture, make, have made, use, keep, import, export, offer for sale, sell, or Commercialize, or otherwise exploit Licensed Products in the Field in the Territory, beyond the mere right to purchase Licensed Products from Lilly and its Affiliates, and excludes Lilly’s Distributors.

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1.204“Success Criteria” means the criteria, as set forth in each Research Plan, to be applied by Lilly to evaluate the data contained within the IND Enabled Data Package to determine whether the Development Candidate Directed Against such Collaboration Target should be Clinically Developed as a Licensed Product.

1.205“Supply Agreements” means, collectively, the Clinical Supply Agreement and the Commercial Supply Agreement.

1.206“Target” means a human gene, genetic variations or mutations in which cause or contribute to a human disease, wherein a therapeutic effect with respect to such disease may be achieved by delivery of an in vivo gene editing product intended to permanently add to, subtract or modify such gene in a patient’s cells in vivo, and wherein[***].  Notwithstanding the foregoing, “Target” does not include [***] any human gene that may be added to, subtracted or modified in order to create engineered human T cells with Chimeric Antigen Receptor(s), whether in vivo or ex vivo, that are clinically relevant to oncology].

1.207“Target-Enabling IP” has the meaning set forth in Section 11.1.6.

1.208“Target Nomination Fee” has the meaning set forth in Section 3.2.2.

1.209“Target Nomination Period” means the Initial Target Nomination Period, and if extended pursuant to Section 3.2.1, the Extended Target Nomination Period.

1.210“Technology Transfer Plan” has the meaning set forth in Section 6.3.2(b).

1.211“Term” has the meaning set forth in Section 15.1.

1.212“Terminated Product” has the meaning set forth in Section 15.5.

1.213“Territory” means worldwide.

1.214“Third Party” means any Person other than Lilly or Precision (or their respective Affiliates).

1.215“U.S.” means the United States of America and its territories and possessions.

1.216“Unavailable Target” means a Target that, at the time of Lilly’s delivery of a Nomination Request pursuant to Section 3.2.1 or Replacement Request pursuant to Section 3.3.1, if applicable, is [***]. “Unavailable Targets” shall also include (i) any Lead Target or Additional Target which is replaced by a Replacement Target, upon such replacement by Lilly pursuant to Section 3.3.1, (ii) Independently Developed Targets which Lilly does not elect to include as an Additional Target or Replacement Target pursuant to Section 3.4 prior to the expiration of the IDT Nomination Period for such Independently Developed Target, (iii) all Independently Developed Targets following the expiration of the Target Nomination Period or, if applicable, the Extended Target Nomination Period or once

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Lilly has named three (3) Additional Targets (whichever occurs first), and (iv) the Targets listed on Exhibit 3.4.

1.217“Unavailable Target Information” has the meaning set forth in Section 3.8.

1.218“Valid Claim” means a claim that Covers (i) [***], (ii) [***] or (iii) [***], in each case (i) - (iii) contained in (a) an issued and unexpired Patent that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal; or (b) a pending patent application that has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken and that has been pending for no longer than [***].

1.219“Working Group” has the meaning set forth in Section 2.4.

ARTICLE 2

GOVERNANCE AND JOINT STEERING COMMITTEE

2.1Alliance Managers. Within [***] following the Effective Date, each Party shall appoint one (1) employee to act as the Alliance Manager for such Party (each, an “Alliance Manager”). Without limiting the responsibilities and authorities of the Project Managers and the JSC (as expressly set forth herein), the Alliance Managers shall each be the primary point of contact for the Parties regarding the collaboration and related activities contemplated by this Agreement and shall help facilitate all such activities hereunder. For avoidance of doubt, the individual appointed by a Party to act as an Alliance Manager may, but need not, be the same individual appointed by such Party as a Project Manager, but an Alliance Manager may not be appointed to serve as a JSC member simultaneously. Either Party, upon prior notice to the other Party, may change its Alliance Manager.

2.2Project Managers. Lilly and Precision shall each assign one (1) employee to serve as the primary point of contact between the Parties with respect to each Collaboration Target being Researched and Developed under the Programs (each, a “Project Manager”). The Project Managers shall regularly communicate with each other to address Program-related issues, needs and updates and facilitate communications and organization of Working Groups associated with the Research Plan. Either Party, upon reasonable prior notice to the other Party, may change its Project Manager. For clarity, the same employee may, but need not, be the Project Manager for multiple Collaboration Targets.

2.3Joint Steering Committee. Within [***] after the Effective Date, the Parties shall establish a cross-functional, joint steering committee (the “JSC”) composed of up to three (3) senior representatives from each Party (provided each Party has an equal number of representatives) that will oversee and manage the collaboration between the Parties with respect to each Program. The JSC may, from time to time, establish subcommittees and Working Groups as it deems necessary to further the purposes of this Agreement. Each Party shall appoint its respective representatives to the JSC from time to time, and may change its representatives, in its sole discretion, effective upon reasonable prior notice to the other Party designating such change.

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The representatives from each Party shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the Research and Development of the applicable Programs. Each Party shall designate one (1) of its representatives on the JSC to serve as JSC co-chairpersons (“JSC Co-Chairpersons”), who will be jointly responsible for calling meetings of the JSC, circulating agendas and performing administrative tasks required to assure efficient operation of the JSC but shall not have any extra or additional votes or authority. The JSC Co-Chairpersons or their designees shall alternate responsibility for circulating agendas at least [***] prior to each meeting and distributing minutes of the meetings pursuant to Section 2.6.

2.4Working Groups. The Parties may establish working groups consisting of members from both Precision and Lilly (each, a “Working Group”) to oversee aspects of the activities of each Program. From time to time, the Parties may establish additional Working Groups as needed to oversee particular activities and/or projects. Each Working Group shall undertake the activities specified under this Agreement for such Working Group or otherwise delegated to it by the JSC. During the process of establishing each Working Group, such Working Group and the JSC shall agree regarding which matters such Working Group will resolve on its own and which matters such Working Group will advise the JSC and/or the Project Managers regarding (and with respect to which such advice-specific matters the JSC will resolve). The Parties shall, at a minimum, establish a Working Group to oversee the strategy for Prosecution and Maintenance of Patents as described in Section 11.2 (the “Patent Working Group”).

2.5Function and Powers of the JSC. The JSC will:

(a)prepare, discuss, and approve initial Research Plans for each Program and prepare, review, discuss, and approve any amendments that may be necessary or desired to the Research Plans;

(b)oversee the implementation of the Research Plans, including the activities, timing and deliverables thereunder, and coordination of such activities and timing across Research Programs;

(c)discuss the progress of the Research, Pre-Clinical Development, and the Programs generally, the validation and development of the Collaboration Targets and the selection, validation and development of the Licensed Products;

(d)provide a forum for the Parties to share and discuss information relating to the (i) Research and validation of the Collaboration Targets (including Replacement Targets), (ii) Research and Pre-Clinical Development of the Licensed Products, including the results of the activities being carried out under the Research Plans, (iii) manufacturing and CMC development activities being carried out under the Supply Agreements, and (iv) Clinical Development of any Co-Funded Product under this Agreement pursuant to 5.3;

(e)address issues arising in the performance of the Research Plans;

(f)direct and oversee any operating Working Groups on all significant issues, and resolve disputed matters that may arise at the Working Groups;

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(g)facilitate the exchange of Know-How or materials (pursuant to Section 4.10, Section 4.11 or Section 5.1, as applicable) as required hereunder;

(h)following Precision’s delivery of a Co-Funding Option Interest Notice in accordance with Section 5.3.1, facilitate Lilly’s provision of information to Precision in response to questions from Precision relating to the Lilly Clinical Development Plan and facilitate Lilly’s provision to Precision of written copies of any updates or amendments to the Lilly Clinical Development Plan; and

(i)perform any and all tasks and responsibilities that are expressly attributed to the JSC under this Agreement or as otherwise agreed by the Parties in writing.

2.6Meetings. The JSC will meet at least once per Calendar Quarter for so long as the JSC remains in effect. The JSC may conduct such meetings by telephone, videoconference, or in person. Each Party may call special meetings of the JSC with at least [***] prior written notice, or a shorter time period in exigent circumstances, to resolve particular matters requested by such Party that are within the purview of the JSC. Meetings of the JSC are effective only if at least one (1) representative of each Party participates in such meeting. Each Alliance Manager shall be permitted to attend meetings of the JSC, and any Working Group, as a non-voting observer. Each Party may invite a reasonable number of other participants, in addition to its representatives, to attend JSC meetings in a non‑voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. Each Party is responsible for its own expenses incurred in connection with participating in and attending all such meetings.  The JSC Co-Chairpersons or their designees shall keep minutes of each JSC meeting that record in writing all decisions made, action items assigned or completed and other appropriate matters.  The JSC Co-Chairpersons or their designees shall send meeting minutes to all members of the JSC promptly after a meeting for review. Each JSC member shall have [***] from receipt in which to comment on and to approve the minutes (such approval not to be unreasonably withheld, conditioned or delayed).  If a JSC member, within such time period, does not notify the JSC Co-Chairpersons or their designees that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member. The Parties acknowledge and agree that, notwithstanding the requirements of this Section 2.6 for the JSC to meet once per Calendar Quarter, the Parties shall communicate and meet (as appropriate, including via the Project Managers) on a more informal basis as needed to discuss the progress of the Programs.

2.7Decisions. The JSC will endeavor to make decisions by consensus, with the representatives of each Party having, collectively, one (1) vote on behalf of that Party. If the JSC cannot reach consensus or a dispute arises that cannot be resolved within the JSC, either Party may refer such dispute to the Executive Officers for resolution. If consensus cannot be reached with respect to a decision within [***] after attempted resolution by the Executive Officers, then (a) Precision has the final decision-making authority with respect to [***], and (b) Lilly has the final decision-making authority with respect to [***].  Further, Precision shall have the right, in coordination with the Project Managers, to make day-to-day decisions on the implementation of the Research Plan by or on behalf of Precision, provided such implementation is consistent with the Research Plan and Lilly does not reasonably object to such implementation.

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2.8Authority. The Alliance Managers, Project Managers, JSC, JSC Co-Chairpersons, and each Working Group have only the powers assigned expressly to them in this Article 2 and elsewhere in this Agreement (or in the case of Working Groups, as expressly assigned to them by the JSC). Each Party retains the rights, powers, and discretion granted to it under this Agreement and neither Party may delegate or vest such rights, powers, or discretion in the Alliance Manager, a Project Manager, the JSC, the JSC Co-Chairpersons, or any Working Group, unless expressly provided for in this Agreement or the Parties expressly so agree in writing.  The JSC shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JSC shall be in contravention of any terms and conditions of this Agreement.  It is understood and agreed that issues to be formally decided by the JSC are limited to those specific issues that are expressly provided in this Agreement to be decided by the JSC.

2.9Discontinuation of JSC. The JSC will automatically disband on the date which is [***] after the First Commercial Sale of the final Licensed Product. Once disbanded, all approval rights of the JSC, or final decision-making authority granted to a Party pursuant to this Agreement, shall become approval rights of the corresponding Party (i.e., mutual agreement by the Parties or final decision-making authority by a Party). Notwithstanding the foregoing, neither the end of the Research Term nor the disbandment of the JSC pursuant to this Section 2.9 or Section 17.8.3(a)(iii) shall affect the existence of the Patent Working Group, which shall continue to meet during the Term, and the terms of Article 2 shall continue to apply to the Patent Working Group; provided that, notwithstanding the terms of Section 2.7, following disbandment of the JSC, any disputes of the Patent Working Group shall be directly referred to the Executive Officers for resolution, and if consensus cannot be reached with respect to a decision within [***] after attempted resolution by the Executive Officers, then Precision shall have final decision-making authority with respect to such dispute if it pertains to Precision Background IP or Precision Sole IP (in each case, except as otherwise set forth in Section 11.2.2(c)), and Lilly shall have final decision-making authority with respect to all other such disputes.

ARTICLE 3

COLLABORATION TARGETS

3.1Lead Targets.  As of the Effective Date, the Collaboration Targets consist only of the specified Target responsible for each of the following diseases: (a) DMD with respect to gene mutations associated with Duchenne Muscular Dystrophy, [***] (such Targets, the “Lead Targets”), but Lilly may add or replace Targets, subject to and in accordance with this Article 3.

3.2Additional Targets.

3.2.1Additional Target Nomination.  During the period beginning on the Effective Date and ending on the fourth (4th) anniversary of the Effective Date (the “Initial Target Nomination Period”), or ending on the sixth (6th) anniversary of the Effective Date if Lilly has extended such period to include the Extended Target Nomination Period as set forth below in this Section 3.2.1, Lilly shall have the right, subject to the terms and conditions of this Agreement, to name up to three (3) additional

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Targets to be included as Collaboration Targets under this Agreement in accordance with this Section 3.2.1 (“Additional Targets”). Lilly may exercise such right in its sole discretion at any time during the Initial Target Nomination Period by providing written notice to Precision, through the JSC, specifying the identity of the Target that Lilly desires to include as an Additional Target under this Agreement (a “Nomination Request”), provided that if such Target is an Unavailable Target at the time Precision receives such Nomination Request, then Precision shall within [***] of receipt (the “Unavailability Notice Period”) of the Nomination Request provide written notice to Lilly that such Target is an Unavailable Target, and such Nomination Request shall have no further effect. If the Target specified in such Nomination Request is not an Unavailable Target, then such Target shall be deemed an Additional Target upon receipt of such Nomination Request by Precision. Lilly shall have the right, in its sole discretion, to extend the period during which it may name Additional Targets to include the period beginning on the fourth (4th) anniversary of the Effective Date and ending on the sixth (6th) anniversary of the Effective Date (the “Extended Target Nomination Period”) by notifying Precision of such decision to extend and paying Precision a one-time fee of [***] (the “Extended Target Nomination Period Fee”) prior to the end of the Initial Target Nomination Period. Any Additional Target added pursuant to this Section 3.2 shall be deemed a Collaboration Target for purposes of this Agreement, except if replaced pursuant to Section 3.3.

3.2.2Target Nomination Fee.  As consideration for adding a Target as an Additional Target, Lilly shall pay to Precision a one-time fee (the “Target Nomination Fee”) of [***] within [***] following the date on which the Unavailability Notice Period expires following Lilly’s delivery to Precision of the Nomination Request that resulted in such Target becoming an Additional Target; provided, that if [***].  Lilly shall pay the applicable Target Nomination Fee for each Target that Lilly selects to be included as an Additional Target.

3.3Replacement Targets.

3.3.1Target Replacement.  On a Collaboration Target-by-Collaboration Target basis, during the period beginning on the Effective Date and ending on the earlier of (a) [***] following Lilly’s receipt of the IND Enabled Data Package for the Licensed Product Directed Against such Collaboration Target in accordance with the applicable Research Plan and (b) the [***] of the expiration of the Target Nomination Period (or, if applicable, the Extended Target Nomination Period), Lilly shall have the right, subject to the terms and conditions of this Agreement, to replace up to two (2) Collaboration Targets (whether Lead Targets or Additional Targets) with a replacement Target (each, a “Replacement Target”) if Lilly determines in good faith, either [***]; provided, that Unavailable Targets shall not be eligible to be selected by Lilly as Replacement Targets.  Lilly may exercise such right in its sole discretion by providing written notice to Precision, through the JSC, specifying the identity of the Target that Lilly desires to include as a Collaboration Target under this Agreement (the “Proposed Replacement Target”) (which, for avoidance of doubt, may include an Independently Developed Target, subject to Section 3.4) as well as the Collaboration Target to be replaced (a “Replacement Request”).  If the Proposed Replacement Target is an Unavailable Target at the time Precision receives such Replacement Request, then

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Precision shall within [***] of receipt of the Replacement Request (the “Replacement Availability Notice Period”) provide written notice to Lilly that the Proposed Replacement Target is an Unavailable Target, and such Replacement Request shall have no further effect. If the Proposed Replacement Target specified in such Replacement Request is not an Unavailable Target, then the replaced Collaboration Target will be deemed an Unavailable Target and not a Collaboration Target, and the Proposed Replacement Target will be deemed a Collaboration Target, upon receipt of such Replacement Request by Precision.  For avoidance of doubt, a Replacement Target that replaces a Collaboration Target may itself be eligible to be replaced by a Replacement Target in accordance with this Section 3.3.1, provided Lilly has not already exhausted its two (2) replacements.

3.3.2Replacement Fee.  As consideration for adding a Target as a Replacement Target, Lilly shall pay to Precision a one-time fee (the “Replacement Fee”) of [***] within [***] following expiration of the Replacement Availability Notice Period following Lilly’s delivery to Precision of the Replacement Request that resulted in such Target becoming a Replacement Target; provided, that if [***], provided further, that if [***].  Lilly shall pay the applicable Replacement Fee for each Target that Lilly selects to be included as a Replacement Target.

3.4Precision Independently Developed Targets. During the Target Nomination Period and continuing through the Extended Target Nomination Period, if applicable, and provided Lilly has not already named three (3) Additional Targets, if Precision initiates internal pre-clinical development (i.e., initiates any studies in vivo) of an in vivo gene editing product Directed Against a Target other than a Collaboration Target or Unavailable Target (an “Independently Developed Target”), Precision shall promptly notify Lilly, via the JSC, upon initiation of such work on the Independently Developed Target. Precision shall thereafter [***] for a period of [***]. If Lilly does not elect to deliver a Nomination Request pursuant to Section 3.2.1 or Replacement Request pursuant to Section 3.3.1 (if applicable) specifying the Independently Developed Target as an Additional Target or Replacement Target prior to [***], [***].  Following such notification, and provided that such Independently Developed Target has not become an Unavailable Target, Precision shall provide Lilly, via the JSC, periodic status updates, including summarizing preclinical research results regarding such in vivo gene-editing product Directed Against such Independently Developed Target through the first small animal proof-of-concept study (or the first large animal proof-of-concept study, if initiated without prior small animal proof-of-concept) (a “PC POC Study”), which updates shall be reasonably sufficient (subject to available information) to enable Lilly to determine whether to include the Independently Developed Target as an Additional Target or Replacement Target.  Subject to the terms and conditions of this Agreement, at any time prior to the date that is [***] following the date on which the results of the PC POC Study are delivered to Lilly (the “IDT Nomination Period”), Lilly may, in its sole discretion, elect to deliver a Nomination Request pursuant to Section 3.2.1 or Replacement Request pursuant to Section 3.3.1 (if applicable) specifying the Independently Developed Target as an Additional Target or Replacement Target. If the Independently Developed Target becomes an Additional Target pursuant to Section 3.2.1 or Replacement Target pursuant to Section 3.3.1, if applicable, then such Target shall be deemed a Collaboration Target and not an Independently Developed Target, and Lilly shall pay the applicable Target Nomination Fee pursuant to Section 3.2.2 or Replacement Fee pursuant to Section 3.3.2.  If such Independently Developed Target does not become an Additional Target or

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Replacement Target prior to the expiration of the IDT Nomination Period, then upon such expiration, Lilly shall have no further rights to such Independently Developed Target and such Independently Developed Target will be deemed an Unavailable Target. Upon the expiration of the Target Nomination Period (or, if applicable, the Extended Target Nomination Period) or once Lilly has named three (3) Additional Targets (whichever occurs first), Precision’s obligations under this Section 3.4 with respect to any Independently Developed Targets shall cease to apply, and all then-existing Independently Developed Targets and any Independently Developed Targets for which Precision thereafter initiates internal pre-clinical development will be deemed Unavailable Targets and not eligible to be named as Replacement Targets.  As of the Execution Date, Targets (for avoidance of doubt, other than the Lead Targets and Reserved Targets) with respect to which Precision has already completed a PC POC Study are listed on Exhibit 3.4 attached hereto, and are additionally deemed Unavailable Targets [***].

3.5Reserved Targets. During the period beginning on the Effective Date and ending on (a) the earliest to occur of [***] in the case of [***], and (b) on the [***], in the case of [***] (each period, with respect to the applicable Reserved Target, the “Reserved Target Period”), Lilly may name a Reserved Target as an Additional Target or Replacement Target, if applicable.  During the applicable Reserved Target Period: (x) Precision will provide quarterly updates to Lilly regarding Precision’s development efforts (if any) with respect to each Reserved Target, including updates on clinical trials of compounds directed to such Reserved Targets as data from such trials becomes available; and (y) the Reserved Target shall not be considered an Unavailable Target. If a Reserved Target is not named by Lilly as an Additional Target or Replacement Target during the applicable Reserved Target Period, then from and after the expiration of such Reserved Target Period, such Reserved Target will be deemed an Unavailable Target and not a Reserved Target. Notwithstanding the foregoing, in the case of [***], if the Reserved Target Period expires on the [***] of the Effective Date pursuant to Section 3.5(a)(i), [***] shall cease to be a Reserved Target upon expiration of the Reserved Target Period but shall not be deemed to be an Unavailable Target as a result of such expiration.

3.6[***].

3.7[***].

3.8Unavailable Targets. Promptly following the Effective Date, the Parties shall agree upon an independent Third Party to serve as an escrow agent for purposes of this Section 3.8 (the “Escrow Agent”). Following agreement on the Escrow Agent, if any Target becomes or has become an Unavailable Target after the Effective Date, Precision shall submit a complete and accurate list of Unavailable Targets along with a copy of the applicable agreement, term sheet, or letter of intent related to each of such Unavailable Targets, which copies may be submitted in redacted form (the “Unavailable Target Information”), to the Escrow Agent, and shall provide the Escrow Agent with updated Unavailable Target Information promptly upon any Target becoming an Unavailable Target or losing its status as an Unavailable Target. Unavailable Target Information shall be held by the Escrow Agent in confidence.  If Lilly delivers a Nomination Request pursuant to Section 3.2.1 or Replacement Request pursuant to Section 3.3.1 that specifies an Unavailable Target, then by written notice to Precision and to the Escrow Agent, Lilly may require the Escrow Agent to confirm to Lilly that such Target is an Unavailable Target.  In response to a particular Nomination Request or Replacement Request, the Escrow

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Agent shall not provide to Lilly the identity of any other Target that appears on the list of Unavailable Targets or any details regarding any agreement (draft of otherwise), term sheet or letter of intent related to any Unavailable Target, other than such confirmation.

3.9Reservation of Rights. Precision will be free to grant rights for any Target that is not a Lead Target, Additional Target or Reserved Target (including any Independently Developed Target [***] or Unavailable Target) to any Third Party at any time.

ARTICLE 4

RESEARCH AND PRE-CLINICAL DEVELOPMENT

4.1Overview and Responsibilities. Precision and Lilly will collaborate in a Research and Pre-Clinical Development program (the “Research Program”) with the goal of Researching and Pre-Clinically Developing Licensed Products based on Precision’s ARCUS Technology, focusing on diseases resulting from genetic variations or mutations in the Collaboration Targets.  During the Research Term, Precision will lead and be primarily responsible for all Research and Pre-Clinical Development for all Licensed Products associated with Collaboration Targets, as specifically set forth in the applicable Research Plans, including that Precision will (a) design, create, select, develop and optimize an ARCUS Nuclease for each Collaboration Target to support pre-clinical in vitro and in vivo evaluation, candidate selection, Regulatory Filings, and potential Clinical Development by Lilly of the Licensed Product for such Collaboration Target, and (b) generate an IND Enabled Data Package to enable Lilly to, at its sole election and discretion, determine whether to proceed to Clinical Development for the applicable Licensed Product pursuant to Section 4.5.  All such Research and Pre-Clinical Development shall be at Precision’s sole cost and expense, except that Lilly will fund the cost of certain Precision FTEs, as further set forth in Section 4.7 below. For the avoidance of doubt, Lilly will be responsible at its sole cost and expense for all cGMP CMC development, as further set forth in Section 6.3.5.

4.2Diligence Efforts.  Each Party shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, in a good scientific manner and in compliance with Applicable Law, the Research and Pre-Clinical Development activities assigned to it in each Research Plan.

4.3Research Term.

4.3.1The Research Program shall be conducted, on a Collaboration Target-by-Collaboration Target basis, for a period commencing on the Effective Date (with respect to Lead Targets) or the date on which Lilly names the applicable Additional Target or Replacement Target as Collaboration Targets in accordance with Article 3 (with respect to Additional Targets and Replacement Targets) (the “Research Term Commencement Date”), and, except as set forth in the first sentence of Section 4.3.2, continuing until Precision’s delivery of an IND Enabled Data Package for the Licensed Product with respect to such Collaboration Target in accordance with Section 4.5 (each, the “Research Term”).

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4.3.2If, at any point more than [***] following initiation of activities under the applicable Research Plan for a particular Collaboration Target, [***].

4.4Research Plans.

4.4.1Content. The Parties shall conduct the Research Program for each Collaboration Target pursuant to a comprehensive written research plan (each, a “Research Plan”) that sets forth, for each Research Program: (a) the objective of the applicable Research Plan and the Research and Pre-Clinical Development activities to be conducted by each of the Parties, and the allocation of activities between the Parties (to the extent Lilly agrees to conduct such activities); (b) the expected resources to be allocated to and the anticipated number of FTEs to be dedicated to performing such Research and Pre-Clinical Development, including the number of FTEs for which Lilly will provide funding pursuant to Section 4.7.1; (c) the anticipated timeline and milestones of such activities; (d) the categories of data specifically required to be included in the IND Enabled Data Package and the process for preparation and provision to Lilly of the IND Enabled Data Package; (e) the Success Criteria that Lilly will apply to the data in the IND Enabled Data Package to make its determination as to whether the Development Candidate Directed Against such Collaboration Target should be Clinically Developed as a Licensed Product; and (f) upon selection, the identity of the ARCUS Nuclease that is the subject of the Research Program for such Collaboration Target. The Research Plan(s) for the Lead Targets are attached hereto as Exhibit 4.4.1 (the “Initial Research Plan(s)”). The Research Plan(s) for Additional Targets and any Replacement Targets shall be drafted by Precision within [***] following Lilly’s delivery to Precision of (i) a Nomination Request pursuant to Section 3.2.1 with respect to an Additional Target or (ii) a Replacement Request pursuant to Section 3.3.1 with respect to a Replacement Target, as applicable, and shall substantially follow, in form and substance, the form of the Initial Research Plans, except to the extent the Parties agree to any deviations from such form with respect to any particular Additional Target or Replacement Target. The JSC shall approve such Research Plan within [***] of submission of such Research Plan to the JSC.

4.4.2Approval and Amendments. The JSC shall regularly review the Research Plans (including the coordination of the activities across Research Programs and to account for the number of active Research Plans at any given time) and the progress of activities being conducted under the Research Plans, in no event less frequently than once each Calendar Year. Either Party may propose amendments to the Research Plan for a particular Research Program from time to time as appropriate, to take into account completion, commencement, or cessation of activities contemplated in the then-current Research Plan for such Research Program or any newly available information related to such Research Program. Such amendments shall be effective upon JSC approval and subject to the decision making in accordance with Section 2.7, provided that any amendment to the requirements for an IND Enabled Data Package shall be subject to mutual agreement of the Parties. The Parties shall update the Research Plans as appropriate to account for the change in activities thereunder as a result of any amendment to such requirements for the IND Enabled Data Package.

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4.5IND Enabled Data Package and Selection of Clinical Development Candidate. For each Collaboration Target, Precision shall use Commercially Reasonable Efforts during the applicable Research Term to deliver an IND Enabled Data Package for the applicable Licensed Product to Lilly (such Licensed Product, a “Development Candidate”) in accordance with the applicable Research Plan. Notwithstanding anything to the contrary in this Agreement, Precision’s obligations under the Research Plan and obligations to deliver an IND Enabled Data Package shall not be construed as an obligation to achieve any Success Criteria or a guarantee that any Research or Pre-Clinical Development efforts will be successful. Lilly shall have [***] from Lilly’s receipt of the IND Enabled Data Package to review the IND Enabled Data Package and either (a) confirm the compliance of such IND Enabled Data Package with the requirements of the applicable Research Plan or (b) identify any required data that Precision has failed to provide, in which case Precision will complete the Research and Development activities in the Research Plan with respect to the Development Candidate in order to provide such required data and such [***] period shall be tolled for the duration of such activities.  Precision shall have no obligation to perform any additional Research or Development activities not specifically set forth in the Research Plan unless such additional Research or Development activities, as applicable, are mutually agreed upon by the Parties. Within [***] following Lilly’s receipt of the IND Enabled Data Package (as such period may be tolled pursuant to clause (b) above in order for Precision to complete the required Research and Development activities in accordance with the applicable Research Plan), Lilly shall notify Precision of Lilly’s determination as to whether Lilly will elect to pursue Clinical Development with respect to such Development Candidate.  If Lilly elects to pursue Clinical Development with respect to such Development Candidate, then the provisions of Article 5 shall apply with respect to such Development Candidate.  If Lilly elects not to advance such Development Candidate to Clinical Development, or fails to provide notice that it elects to pursue such Clinical Development within such [***] period, subject to any tolled duration, then the applicable Collaboration Target will cease to be a Collaboration Target and the relevant Licensed Product will be deemed a Terminated Product, and all rights in such Terminated Product shall revert to Precision in accordance with Section 15.5.3.

4.6Records; Reports.

4.6.1Records. Precision (and Lilly, to the extent any Research or Pre-Clinical Development activity is assigned to Lilly under a Research Plan) shall maintain, or cause to be maintained[***] complete and accurate records of its Research and Pre-Clinical Development data and results for each Program in sufficient detail and in a good scientific manner appropriate for scientific, patent, and regulatory purposes, which records will reasonably reflect all work performed by or on behalf of such Party under the Research Plan for each Research Program. Lilly may request a copy of any such records of Precision, except that Precision may redact any portion of such records that Precision reasonably determines to constitute Confidential Proprietary Information that is not licensed to Lilly hereunder, or to which Lilly does not otherwise have a right hereunder.

4.6.2Reports and Data Package. Precision (and Lilly, to the extent any Research or Pre-Clinical Development activity is assigned to Lilly under a Research Plan) shall regularly report to the other Party through the JSC (or its designated Working Group) its results in conducting Research and Pre-Clinical Development under the Research Plan for each Research Program. For each Research Program, Precision shall provide the JSC

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with: (a) the deliverables set forth in the Research Plan for such Research Program in accordance with such Research Plan, including a written report summarizing the data and information generated under each Research Program, within [***] after the completion of Precision’s Research and Pre-Clinical Development for such Program; and (b) on a [***] basis during the applicable Research Term, all data and results generated by or on behalf of Precision in performance of the Research and Pre-Clinical Development for such Research Program under this Agreement. In no event will Precision be required to provide Lilly or the JSC any data, results, or information outside the scope of the Research Plan.

4.7Research Program Funding.

4.7.1Precision Research Costs.  All Research and Pre-Clinical Development conducted by Precision shall be at Precision’s sole cost and expense, except that Lilly will fund the designated number of Precision FTEs set forth in Table 4.7.1 below at the FTE Rate (the “Precision FTE Costs”).  Lilly shall provide such funding for each year of the applicable Research Term for such Research Program at the designated number of Precision FTEs for such year specified in Table 4.7.1 below, provided that [***]. Lilly shall bear its own internal costs and out-of-pocket expenses with respect to any Research or Pre-Clinical Development that Lilly conducts for each Program.

Table 4.7.1

For all three Lead Targets collectively:   Yr1Yr2Yr3Yr4

Precision FTEs funded by Lilly[***][***][***][***]

For each Additional Target or Replacement Target:  Yr1    Yr2    Yr3    Yr4

Precision FTEs funded by Lilly                      [***]   [***]   [***]  [***]

4.7.2Precision FTE Funding Procedure. Precision shall invoice Lilly for Precision FTE Costs for each Research Program pursuant to Section 4.7.1 on a quarterly basis within [***] following the end of the applicable Calendar Quarter. Lilly shall pay the amounts payable under any such invoice within [***] following receipt of such invoice by Lilly.

4.8Certain Standards Applicable to Work. All Research and Pre-Clinical Development conducted by either Party for non-regulated work under this Agreement will be conducted in accordance with the Research Plans, Eli Lilly and Company Good Research Practices, Lilly Principles for Animal Care and Use for Third Party Organizations and all Applicable Laws, including those regarding data privacy and data security. For purposes of this Agreement, “Eli Lilly and Company Good Research Practices” means the compiled set of shared research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Exhibit 4.8 Part A. For purposes of this Agreement, “Lilly Principles for Animal Care and Use for Third Party Organizations” means the guidelines relating to animal care and use for research done on behalf of Lilly as set forth in Exhibit 4.8 Part B. If Lilly reasonably requests, Precision will complete a self-assessment examination form based on such quality standards. If it has not done so prior to the Effective Date, a duly authorized representative of Lilly may make an on-site visit to Precision for the

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purpose of conducting a quality assessment or quality audit for non-regulated work. Additionally, Lilly may conduct compliance audits of Precision and/or Precision’s Affiliates and Third Party subcontractors engaged in work related to this agreement, during normal business hours, no more than once annually, except in the case of audits for cause to ensure compliance with applicable cGCP, GLP, GRP or cGMP requirements or as otherwise set forth in Section 6.3, provided Lilly has requested such audit with written notice of at least [***] and such audit does not unreasonably interfere with Precision’s or its Affiliates’ or Third Party subcontractors’ operations. Lilly’s representative performing such audit shall keep confidential any information obtained during such inspection. All such audits shall be done at Lilly’s cost and expense and in accordance with Article 14.

4.9Subcontracting.  Each Party may engage its Affiliates or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform such portions of its research obligations under the Research Program that it customarily engages for its other similar research activities. The activities of any such Third Party subcontractors will be considered activities of such subcontracting Party under this Agreement. The subcontracting Party shall ensure compliance by such Third Party subcontractors with the terms of this Agreement, including any applicable Research Plans. The subcontracting Party shall ensure, prior to engaging any Third Party subcontractor, that such Third Party subcontractor is subject to written agreements containing terms and conditions that: (a) protect the rights of the Parties under this Agreement, including by imposing obligations of confidentiality on each such Third Party subcontractor that are no less than the obligations of confidentiality on each Party under this Agreement and obligations consistent with the intellectual property provisions of Article 11; (b) do not under any circumstance impose any payment obligations or liability on the non-subcontracting Party; and (c) are otherwise consistent with the terms of this Agreement.

4.10Lilly Materials. In the event that it is necessary to execute the Research Plan, Lilly may need to transfer certain Lilly materials to Precision that are not otherwise delivered under a supply or other separate agreement between the Parties or their Affiliates. In each such case, the Parties will mutually agree on the terms of such material transfer, which in any case shall be subject to the terms of Article 11 of this Agreement. Any such materials provided to Precision shall be accompanied by a materials transfer record substantially in the form of Exhibit 4.10 (each a “Materials Transfer Record”).  In the event of such transfer, unless otherwise mutually agreed, Lilly shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for the exportation of any such materials to Precision and Precision shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for their importation and use by Precision.

4.11Precision Materials. In order to execute the Research Plan, Precision may need to transfer certain materials to Lilly that are not otherwise delivered under a supply or other separate agreement between the Parties or their Affiliates (“Precision Materials”). These Precision Materials will be used by Lilly only for Development work pursuant to this Agreement. Unless otherwise mutually agreed, Precision shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for the exportation of Precision Materials to Lilly and Lilly shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for their importation and use by Lilly. All

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Precision Materials will at all times remain the property of Precision and will be held confidential in respect to Third Parties and will not be transferred to a Third Party (other than a Sublicensee or a subcontractor engaged in accordance with Section 4.9) without prior written permission of Precision. Upon the termination of this Agreement, Lilly will, at Precision’s sole discretion and Lilly’s cost, either (a) dispose of any residual Precision Materials not consumed by Lilly in the performance of this Agreement in accordance with Applicable Laws, or (b) upon request, return such Precision Materials to Precision.  Any such materials provided to Lilly by Precision shall be accompanied by a Materials Transfer Record.

ARTICLE 5

CLINICAL DEVELOPMENT AND REGULATORY MATTERS

5.1Clinical Development Responsibilities. Lilly shall lead, and have sole responsibility and control for, the Clinical Development of all Licensed Products, including the determination of whether to file an IND with respect to any Licensed Product and for preparation and submission of the IND filing for each Licensed Product. Subject to the terms of this Agreement, all decisions concerning the Clinical Development of Licensed Products, including the clinical and regulatory strategy of Licensed Products covered under this Agreement, shall be within the sole discretion of Lilly.  Except if Precision exercises its option to co-fund Clinical Development of a Licensed Product pursuant to Section 5.3 below (in which case Section 5.3 shall apply), Lilly shall be solely responsible (as between the Parties) for all costs and expenses of Clinical Development.  Upon request of either Party, the Parties shall negotiate and agree on any additional agreements necessary for the Clinical Development of Licensed Products. Following the Effective Date, and until the date which is [***], Precision shall, on a Calendar Quarterly basis, share with Lilly, through the JSC, [***].

5.2Diligence Efforts. Lilly shall use Commercially Reasonable Efforts to Clinically Develop each Licensed Product [***], in accordance with a commercially reasonable development plan prepared by Lilly.  However, if Lilly elects, in its sole discretion, to cease Clinical Development of a Licensed Product [***], then the applicable Collaboration Target for such Licensed Product will cease to be a Collaboration Target and the Licensed Product will be deemed a Terminated Product, and all rights in such Terminated Product shall revert to Precision in accordance with Section 15.5.3.

5.3Precision Option to Co-Fund Clinical Development.

5.3.1Provided that two (2) Licensed Products have advanced to submission of an IND filing, Precision shall have a one-time option, exercisable at any time prior to the anticipated date of submission of an IND filing for a subsequent Licensed Product (such date as set forth in the applicable Research Plan), to elect to co-fund the Clinical Development of a single such subsequent Licensed Product with Lilly.  Precision may indicate its interest to exercise such option by providing Lilly with [***] written notice (the “Co-Funding Option Interest Notice” with respect to such Licensed Product) in advance of the anticipated IND filing; provided, however, if Lilly has not yet elected to pursue Clinical Development with respect to such Licensed Product by such date, Precision may indicate such interest by providing a Co-Funding Option Interest Notice

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within [***] of Lilly’s election. Upon delivery of the Co-Funding Option Interest Notice, the applicable Licensed Product shall, in addition to its status as a Licensed Product, be deemed a prospective “Co-Funded Product”.

5.3.2Within [***] of receipt of the Co-Funding Option Interest Notice with respect to a prospective Co-Funded Product, Lilly shall provide Precision with a copy of Lilly’s then-current, internal plan for Clinical Development (the “Lilly Clinical Development Plan”) therefor. The Lilly Clinical Development Plan shall include, at a minimum, Lilly’s good faith then-current estimates of Clinical Development Expenses and timeline for the conduct of the Clinical Development activities contemplated by such Lilly Clinical Development Plan for such Co-Funded Product, broken down on a Calendar Quarterly basis. Lilly, through the JSC, shall timely answer any of Precision’s reasonable questions relating to such Lilly Clinical Development Plan and shall make available to the JSC, on a Calendar Quarterly basis, a copy of the Lilly Clinical Development Plan, and any updates or amendments thereto, and anticipated Clinical Development Expenses to be incurred in the upcoming Calendar Quarters. Within [***] of receipt of such Lilly Clinical Development Plan, Precision may elect to confirm its interest in co-funding the prospective Co-Funded Product by delivering a written “Co-Funding Option Exercise Notice”, at which time Precision’s co-funding right shall be deemed fully exercised and such Co-Funded Product shall become subject to the remaining terms of this Section 5.3 and any other related terms agreed to between the Parties with respect to such Co-Funded Product.  If Precision does not deliver a Co-Funding Option Exercise Notice within such [***] period, such Licensed Product shall cease to be considered a prospective Co-Funded Product and Precision shall have no further rights under this Section 5.3 with respect to such Licensed Product. For clarity, Precision may only exercise the foregoing right to co-fund a Licensed Product one time, regardless of any later termination of Precision’s co-funding commitment under Section 5.3.6, with respect to only one (1) Licensed Product, and such option to co-fund Clinical Development shall not apply to the first two (2) Licensed Products to advance to submission of an IND filing.

5.3.3Notwithstanding any co-funding by Precision, Lilly will at all times continue to have sole control and responsibility for the Clinical Development of any Co-Funded Product.

5.3.4If Precision so elects to co-fund the Clinical Development of a Co-Funded Product (as provided above), then following the full exercise of such right, (i) the Parties will share Clinical Development Expenses incurred thereafter for such Co-Funded Product, with Precision being responsible for [***] of such Clinical Development Expenses and Lilly being responsible for [***] of such Clinical Development Expenses; and (ii) thereafter the royalties owed by Lilly to Precision for such Co-Funded Product will be automatically increased by [***] for each Royalty tier. Lilly shall invoice Precision for reimbursement of Precision's co-funding share on a quarterly basis in arrears, within [***] following the end of the Calendar Quarter in which the relevant expenses were incurred. Precision shall then have [***] after its receipt of such invoice to review such invoice and raise any disputed amounts to Lilly. If Precision does not dispute any amounts payable under an applicable invoice during such period, then Precision shall pay

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the amounts payable under any such invoice in arrears and within [***] following such [***] review period (i.e., [***] after its receipt of such invoice).

5.3.5For the duration of Precision’s co-funding commitment, and for a period of [***] thereafter, Lilly shall maintain, and shall cause its Affiliates to maintain, complete and accurate records regarding the co-funded Clinical Development Expenses invoiced by Lilly. Precision shall have the right to have a “Big 4” accounting firm (i.e., KPMG, PwC, Deloitte or Ernst & Young), designated by Lilly and approved by Precision, such approval not to be unreasonably withheld, inspect Lilly’s records for the purpose of determining the accuracy of such expenses in accordance with Section 9.7 applied mutatis mutandis (subject to appropriate changes related to the subject matter of the audit).

5.3.6Precision may terminate its co-funding commitment for a Co-Funded Product upon delivery of written notice to Lilly, specifying in such notice that Precision is terminating its co-funding commitment, with such termination being effective as of midnight New York, NY time on the last day of the Calendar Quarter following the [***] of the date on which such written notice was received by Lilly in accordance with Section 17.4; provided, that (i) Precision shall not be released of its obligation to share Clinical Development Expenses associated with any Clinical Trials with respect to which [***], and (ii) effective immediately upon Precision’s provision of such notice to Lilly, [***]. Upon the effective date of termination of Precision’s co-funding commitment, the applicable Co-Funded Product shall cease to be a Co-Funded Product and the adjusted royalties set forth in Section 5.3.4 will no longer apply.

5.4Reports. Lilly shall keep Precision reasonably informed as to the progress and results of its and its Affiliates’ and Sublicensees’ Clinical Development activities under this Agreement, and shall provide Precision with a written report describing its Clinical Development activities and the results thereof on at least [***] basis. In addition, Lilly shall make available to the JSC such additional information about its Clinical Development activities under this Agreement as may be reasonably requested from time to time. Lilly’s obligations under this Section 5.4 shall cease with respect to a Licensed Product [***].

5.5Regulatory Responsibilities.

5.5.1Lilly Responsibility and Control.  Subject to Section 5.5.2 and Section 5.5.3, except as provided under a Research Plan, as between the Parties, Lilly shall have sole responsibility for and control of the preparation, submission, and maintenance of all Regulatory Filings (using the IND Enabled Data Package provided by Precision) and obtaining and maintaining all Regulatory Approvals (including the preparation and submission of the IND filing and for seeking IND approval) with respect to Licensed Products, and shall have sole control over all interactions with the applicable Regulatory Authority, including all correspondence to or with the applicable Regulatory Authority.  Precision shall reasonably cooperate with Lilly, at Lilly’s reasonable request and expense, with respect to any regulatory matters related to Licensed Products. Subject to Section 15.5.3, Lilly will own all right, title and interest in and to any and all Regulatory Filings and Regulatory Approvals for Licensed Products and, as between the Parties, all such Regulatory Filings and Regulatory Approvals will be held in the name of Lilly.  Precision

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shall execute all documents and take all actions as are necessary or reasonably requested by Lilly to vest such title in Lilly.  If Precision exercises its option to co-fund Clinical Development of a Licensed Product pursuant to Section 5.3, Lilly shall, upon reasonable request by Precision, provide Precision copies of Regulatory Documentation and Regulatory Filings and correspondence to or with the applicable Regulatory Authorities with respect thereto (including minutes and official contact reports relating to any communications with such Regulatory Authority) that pertain only to the Licensed Product for which Precision is co-funding Clinical Development in accordance with Section 5.3.

5.5.2Precision Responsibility and Control. As between the Parties, during the Research Term, Precision shall be responsible for preparing the draft INTERACT filing, pre-IND Regulatory Filings, the portion of the IND filing which relates to Manufacturing or which relates to any Research or Clinical Development activities under Precision’s control, and all non-clinical and CMC reports, in each case, as reasonably required by Lilly for inclusion in the first IND filing for each Licensed Product for which an IND filing is anticipated. Precision shall, in consultation with Lilly, prepare all such draft filings and reports, and provide Lilly with copies of any such filings and reports, in each case, in a timely manner to permit Lilly to make the applicable Regulatory Filing without delay. Lilly shall, upon request by Precision, allow Precision access to all of Lilly’s correspondence with any applicable Regulatory Authorities for the purpose of preparing such draft Regulatory Filings and reports pursuant to this Agreement.

5.5.3ARCUS Nuclease Matters.  Notwithstanding Lilly’s sole responsibility and control with respect to regulatory matters involving Licensed Products, Precision shall have the right, prior to BLA approval for each Licensed Product, to have its employees attend each INTERACT meeting or pre-IND submission meeting, the end of the Phase II Clinical Trial meeting for such Licensed Product, and any other meeting with the FDA or EMA if such other meeting has any item on the agenda directed to the manufacturing, quality, safety (including non-clinical safety related to production of ARCUS Nucleases) or delivery of ARCUS Nucleases or ARCUS Technology (collectively, “ARCUS Regulatory Matters”); provided, that such employees shall only be permitted to attend the portion of such meeting addressing such agenda items. Prior to BLA approval for each Licensed Product, Lilly will provide drafts of its communications with the FDA and EMA to the extent they relate to ARCUS Regulatory Matters to Precision for review and comment, and will consider Precision’s comments in good faith, but need not accept such comments, before submitting such communications to the FDA or EMA. Following BLA approval for each Licensed Product, Lilly shall provide Precision notice regarding any communications from Regulatory Authorities related to ARCUS Regulatory Matters, and Precision shall make itself and relevant employees available to Lilly, upon Lilly’s reasonable request, to address such communications. Following the Effective Date, and until the date which is [***], Precision shall, on a Calendar Quarterly basis, keep Lilly apprised, through the JSC, of [***].

5.5.4Priority Review Vouchers.  If a U.S. FDA priority review voucher is obtained for a Licensed Product, it may only be used for a subsequent BLA filing for another Licensed Product or another product of Lilly or its Affiliates, or sold.  If

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such priority review voucher is sold by Lilly to a Third Party, Lilly will pay Precision a priority review voucher fee in the amount of [***]. If however, the priority review voucher is used for a product of Lilly or its Affiliates other than a Licensed Product, Lilly will pay Precision a priority review voucher fee in the amount of [***].

5.6Adverse Event Reporting. Lilly shall establish, hold, and maintain the global safety database for Licensed Products with respect to information on adverse events concerning the Licensed Products, as and to the extent required by Applicable Law.

5.7Right of Reference. If [***] then each Party hereby grants, and shall cause its Affiliates and sublicensees to grant, at no cost, to the other Party, its Affiliates and any of their respective sublicensees that has granted the granting Party and each of its Affiliates a reciprocal right, a “Right of Reference”, as that term is defined in 21 C.F.R. § 314.3(b), to any data and Regulatory Filings Controlled by such granting Party or its Affiliates or sublicensees that relates to [***], and the granting Party will provide, and shall cause its Affiliates and sublicensees to provide, a signed statement to the foregoing effect, if so requested by the other Party in accordance with 21 C.F.R. § 314.50(g)(3).

ARTICLE 6

COMMERCIALIZATION AND MANUFACTURING

6.1Commercialization. Except with respect to Precision’s manufacturing responsibilities in Section 6.3 or as set forth in any related Supply Agreement or Quality Agreement, Lilly shall have the sole right and responsibility for, and shall bear all costs associated with, the Commercialization of Licensed Products, including Manufacturing, distribution, marketing, and sales activities. Subject to the terms of this Agreement, all decisions concerning Commercialization of Licensed Products, including the marketing and sales of Licensed Products, and the design, price, and promotion of Licensed Products, shall be within Lilly’s sole discretion.

6.2Diligence Efforts. Lilly shall use Commercially Reasonable Efforts to achieve a First Commercial Sale for, and thereafter to Commercialize in the applicable country, each Licensed Product for which it obtains Regulatory Approval [***].

6.3Manufacturing.

6.3.1 Manufacture of Licensed Products.

(a)Pre-Clinical Development. Precision shall be responsible for Manufacture of Licensed Products to support Pre-Clinical Development up to and including the conduct of GLP Toxicology Studies pursuant to the applicable Research Plans with respect to such Licensed Products.

(b)First Clinical Trial of a Licensed Product. With respect to the first Licensed Product to proceed to a Clinical Trial under this Agreement (the “First Clinical Product”), and for each subsequent Licensed Product to proceed to Clinical Trials if Lilly notifies Precision in writing that it desires Precision to Manufacture a Licensed Product for the

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first Clinical Trial of such subsequent Licensed Product at least [***] prior to the anticipated date of IND filing set forth in the Research Plan for such Licensed Product, Precision shall be responsible for Manufacturing (or having Manufactured through a contract manufacturing organization (“CMO”)) such Licensed Product in order to supply clinical trial material for the first Clinical Trial of such Licensed Product pursuant and subject to the terms and conditions of the Clinical Supply Agreement. Any CMO proposed by Precision shall be audited by Lilly for cGCP, GLP, GRP or cGMP requirements and must be approved in advance in writing by Lilly (such approval not to be unreasonably withheld, conditioned or delayed).  Subject to completion of, and Lilly’s satisfaction with the results of, a GQAAC audit thereof and subject to Lilly’s right to conduct additional audits thereof to confirm ongoing compliance with the applicable Quality Agreement, Lilly agrees that Precision and its Affiliates are deemed to be approved for Manufacture of Licensed Products.  Following completion of a Manufacturing Technology Transfer with respect to any Licensed Product pursuant to Section 6.3.2(a) and completion of any supply of such Licensed Product required under this Section 6.3.1(b) or Section 6.3.1(c), Precision shall have no further obligations under this Agreement with respect to Manufacture of such Licensed Product.

(c)Subsequent Clinical Trials and Commercialization; Delayed Transfer. In the event Lilly, in its reasonable discretion, determines that a Manufacturing Technology Transfer is not feasible within a reasonable amount of time following initiation of the first GLP Toxicology Study with respect to any Licensed Product being Manufactured by Precision under the Clinical Supply Agreement, Lilly may, upon written notice to Precision (i) at least [***] prior to the anticipated date of Initiation of the second Clinical Trial and each subsequent Clinical Trial for such Licensed Product and (ii) at least [***] prior to the anticipated date of First Commercial Sale of such Licensed Product, elect for Precision to continue Manufacturing (or having Manufactured through a CMO) such Licensed Product following the first Clinical Trial of such Licensed Product for up to [***] following submission of the IND filing for such Licensed Product for continued Clinical Development use and Commercialization of such Licensed Product pursuant and subject to the terms and conditions of the Clinical Supply Agreement, if for Clinical Development use, or Commercial Supply Agreement, if for Commercialization, and the applicable Quality Agreement. For clarity, Lilly’s rights and obligations with respect to audits of Precision’s CMOs in Section 6.3.1(b) shall continue to apply.

(d)Manufacture by Lilly; Early Transfer. Except as set forth in Section 6.3.1(b) or Section 6.3.1(c), Lilly shall be solely responsible for Manufacturing (or having Manufactured through a CMO) the Licensed Products for Clinical Development use and for Commercialization. Without limiting Section 6.3.1(a), on a Licensed Product-by-Licensed Product basis, following initiation of the first GLP Toxicology Study with respect to each Licensed Product other than the First Clinical Product, Lilly shall have the option to elect to (or, if Lilly fails to timely notify Precision pursuant to Section 6.3.1(b), shall have sole responsibility to) Manufacture (or have Manufactured through a CMO) such Licensed Product for the initial Clinical Trial of such Licensed Product upon written notice to Precision.

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6.3.2Technology Transfer.

(a)Following Initiation of the first GLP Toxicology Study with respect to a Licensed Product and Lilly’s election to pursue Clinical Development with respect to such Licensed Product, upon written request by Lilly (including pursuant to Section 6.3.1(d)) and at Lilly’s expense, Precision shall cooperate with Lilly to conduct a manufacturing technology transfer sufficient to enable Lilly (or its CMO) to Manufacture (or have Manufactured by such CMO) such Licensed Product (“Manufacturing Technology Transfer”) for Clinical Development and Commercialization pursuant to the applicable Technology Transfer Plan for such Licensed Product.

(b)In connection with each Manufacturing Technology Transfer following the applicable request by Lilly under Section 6.3.2(a) with respect to a Licensed Product, the Parties shall promptly agree to a technology transfer plan with reasonable limitations on access to Precision personnel (including reasonable caps on hours of access) and facilities, for the Manufacturing Technology Transfer for the applicable Licensed Product to Lilly or its CMO, in a form reasonably acceptable to the Parties (the “Technology Transfer Plan”); provided that Lilly shall provide written notice to Precision specifying the identity of Lilly’s CMO (if any) at least [***] prior to initiation of any Manufacturing Technology Transfer. The Parties agree that ARCUS Technology will not be transferred to Lilly or its designee under this Agreement. Any such technology transfers shall be overseen by a Working Group of the JSC established for such purposes.

6.3.3Supply Agreements.

(a)Within [***] following the Effective Date, but in no event later than [***] prior to initiation of Manufacture of any Licensed Product that will be used in any Clinical Trials, the Parties shall enter into a master clinical supply agreement (“Clinical Supply Agreement”) pursuant to which Precision will supply clinical trial material for Licensed Products as required by Section 6.3.1(b) or Section 6.3.1(c), as applicable.  The terms of the Clinical Supply Agreement shall be customary and commercially reasonable and negotiated in good faith by the Parties, and shall include provisions for payment by Lilly for the costs of all cGMP CMC development activities, including cGMP batch costs, engineering batch costs and cGMP document preparation costs. All cGMP batches and engineering batches will be paid for by Lilly [***]; provided, however that all batches which, at the time of Manufacture, are intended for use in a Registration Trial will be paid for by Lilly [***].  Any Licensed Products manufactured by Precision for Lilly shall be in accordance with the applicable cGMPs, the applicable Quality Agreement and the Clinical Supply Agreement.

(b)If Lilly elects for Precision to supply Licensed Products for Commercialization pursuant to Section 6.3.1(c), then promptly following Lilly’s delivery of written notice to Precision of such election pursuant to Section 6.3.1(c), but in no event later than [***] prior to initiation of Manufacture of any Licensed Product that will be used in the Commercialization for such Licensed Product, the Parties shall enter into a commercial master supply agreement (“Commercial Supply Agreement”) pursuant to which Precision will supply Licensed Products for Commercialization as required by Section 6.3.1(c). The terms of the Commercial Supply Agreement shall be customary and commercially reasonable and negotiated

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in good faith by the Parties, and shall include provisions for payment by Lilly of [***] for such Licensed Products and any related process development and scale-up.  Any Licensed Products manufactured by Precision for Lilly shall be in accordance with the applicable cGMPs, the applicable Quality Agreement and the Commercial Supply Agreement.

6.3.4Quality Agreement.  In connection with the negotiation and execution of a Supply Agreement, the Parties shall also enter into a separate agreement governing the quality control, quality assurance and validation (“Quality”) of any Licensed Products delivered by Precision (or its CMO) to Lilly under the applicable Supply Agreement (each, a “Quality Agreement”).  Each Quality Agreement shall be negotiated in good faith by the Parties and contain reasonable and customary terms upon which Precision shall conduct Quality activities in connection with the supply of Licensed Products under such Supply Agreement. Lilly will have final functional Quality decision-making authority with respect to the Licensed Products used in any Clinical Trials under this Agreement.

6.3.5CMC. Precision shall be primarily responsible, working in collaboration with Lilly, for all Chemistry Manufacturing and Controls (“CMC”) development prior to submission of the IND filing, including CMC development for Licensed Products for Pre-Clinical Development; provided, however, that Lilly shall be responsible for the cost of all cGMP CMC development. Notwithstanding the foregoing, (a) Precision shall not be required to perform any cGMP CMC development activities except pursuant to a Supply Agreement entered into pursuant to Section 6.3.3, and (b) following completion of a Manufacturing Technology Transfer with respect to a Licensed Product pursuant to Section 6.3.2(a), Precision shall have no further obligations under this Agreement (other than completion of any applicable supply required under Section 6.3.1(b) or Section 6.3.1(c)) with respect to Manufacture of such Licensed Product, including any further CMC development.

ARTICLE 7

LICENSE RIGHTS

7.1License Grants to Lilly.

7.1.1Exclusive License to Precision Product IP. Subject to the terms and conditions of this Agreement, Precision (on behalf of itself and its Affiliates) hereby grants to Lilly an exclusive (even as to Precision and its Affiliates), royalty-bearing (as set forth in Section 9.4), license, with the right to grant sublicenses (through multiple tiers, as provided in Section 7.3), under the Precision Product IP to Research, Develop, Manufacture, make, have made, use, keep, import, export, offer for sale, sell, Commercialize, or otherwise exploit Licensed Products in the Field in the Territory. For clarity, Lilly shall have the right, at any time, to combine the ARCUS Nucleases delivered by Precision with other technologies owned or licensed by Lilly, and to Research, Develop and Commercialize products or therapies based on such combinations, but the foregoing license does not include any rights with respect to other products or therapies with which a Licensed Product may be combined or any other products or therapies other than the

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Licensed Products under this Agreement. Lilly acknowledges and agrees that the foregoing license does not include any right to, and Lilly shall not, and shall not permit any of its Affiliates or its or their Sublicensees to, modify any Licensed ARCUS Nucleases without Precision’s prior written consent.

7.1.2Non-Exclusive License to Precision Platform IP.  Subject to the terms and conditions of this Agreement, Precision (on behalf of itself and its Affiliates) hereby grants to Lilly a non-exclusive, royalty-bearing (as set forth in Section 9.4) license, with the right to grant sublicenses (through multiple tiers, as provided in Section 7.3), under the Precision Platform IP to Research, Develop, Manufacture, make, have made, use, keep, import, export, offer for sale, sell, Commercialize, or otherwise exploit Licensed Products in the Field in the Territory.  For clarity, the foregoing license set forth in this Section 7.1.2 is intended to provide Lilly a “freedom to operate” license with respect to the Precision Platform IP solely for the Development, making, having made, using, keeping, importing, exporting, offering for sale, selling, Commercialization, and other exploitation of Licensed Products, and not for Lilly’s independent use of the Precision Platform IP or After-Acquired IP, and does not include any rights with respect to other products or therapies with which a Licensed Product may be combined or any other products or therapies other than the Licensed Products under this Agreement.  Lilly acknowledges and agrees that Lilly will not have any right to (a) access or receive any ARCUS Technology, (b) design, create, select, or optimize any ARCUS Nucleases using the ARCUS Technology, or (c) otherwise use the ARCUS Technology as a genome engineering tool.

7.2License Grant to Precision. Subject to the terms and conditions of this Agreement, Lilly hereby grants to Precision a fully paid, royalty-free, non-sub-licensable (except to Third Party subcontractors acting on its behalf, as permitted by Section 4.9), non-exclusive license under the Lilly Background IP and Lilly Collaboration IP (in each case, excluding any Excluded Technology other than as specified in a Supply Agreement), in the Territory solely as and to the extent necessary for Precision or its Affiliates (or Third Party subcontractors) to (a) conduct Research and Pre-Clinical Development pursuant to the Research Plans during the Research Term or (b) Manufacture the Licensed Product pursuant to Sections 6.3.1(a), (b) or (c).

7.3Third Party Sublicenses. Lilly and Precision may grant one or more sublicenses under the rights and licenses granted to it under Section 7.1 (in the case of Lilly) or Section 7.2 (in the case of Precision), in full or in part, to Third Parties (with the right to sublicense through multiple tiers); provided, that: (a) any such permitted sublicense is consistent with and subject to the terms and conditions of this Agreement, including the confidentiality provisions of Article 14 and the intellectual property provisions of Article 11; and (b) the Party granting such sublicense shall remain responsible for performance of such Party’s obligations under this Agreement and shall be responsible for all actions of each such sublicensee as if such sublicensee were the Party hereunder. Notwithstanding the foregoing, during the Research Term with respect to a given Collaboration Target, Lilly shall not grant any sublicenses to a Third Party (other than a consultant or contractor engaged for such activities in accordance with Section 12.3.1) with respect to any Research or Development of a Licensed Product Directed Against such Collaboration Target without Precision’s prior written consent. Each Party shall ensure that each sublicense under the licenses granted to it under Section 7.1 (in the case of Lilly) or Section 7.2

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(in the case of Precision) grants the other Party rights with respect to Inventions discovered, created, conceived or reduced to practice by the Sublicensee under such sublicense as if such Inventions were discovered, created, conceived or reduced to practice by the sublicensing Party in the course of performing activities under this Agreement (with the exception of improvements to the Sublicensee’s background technology that are unrelated to the intellectual property that is the subject of this Agreement). In addition, to the extent required by the Cellectis Agreement, each sublicense granted by Lilly under any Patents within Precision Product IP must grant the same scope of rights for all Patents within Precision Product IP and each sublicense granted by Lilly under any Patents within Precision Platform IP must grant the same scope of rights for all Patents within Precision Platform IP. Lilly shall provide Precision with prompt written notice of any grant of sublicense to a Sublicensee of the rights and licenses granted to Lilly under Section 7.1 (but excluding any sublicenses solely for the distribution, marketing or promotion of Licensed Products).

7.4Retention of Rights; No Implied Rights. Subject to the terms and conditions of this Agreement, Lilly agrees that Precision may: (a) practice the Precision Product IP to exercise its rights and perform its obligations under this Agreement or a Supply Agreement; (b) conduct research related to the ARCUS Technology; and (c) practice and license the Precision Product IP outside the scope of the license granted to Lilly under Section 7.1.1. Except as expressly set forth in this Agreement, neither Party shall be granted, by implication, estoppel or otherwise, any license or right to or under any other intellectual property interest, including any trademarks, Know-How, or Patents, of the other Party.

7.5Safe Harbor Research.  Notwithstanding anything to the contrary in this Agreement, by entering into this Agreement, neither Party is forfeiting any rights that such Party may have to perform research activities in compliance with 35 U.S.C. § 271(e)(1) or any experimental or research use exemption that may apply under Applicable Law or in any country.

7.6Existing In-License Agreements.

7.6.1Cellectis Patents. Lilly acknowledges and agrees that rights under certain Precision Patents are licensed to Precision by Cellectis S.A. (the “Cellectis Patents”) under that certain Patent Cross-License Agreement between Cellectis S.A. and Precision dated January 23, 2014 (the “Cellectis Agreement”), and, notwithstanding any exclusive license granted to Lilly under this Agreement, (a) Cellectis S.A. retains rights under the Cellectis Patents and is not restricted from granting rights to Third Parties under the Cellectis Patents, (b) any licenses and rights granted by Precision to Lilly under the Cellectis Patents are granted only within the permissible scope of sublicenses granted under the Cellectis Agreement, and (c) pursuant to the Cellectis Agreement, Cellectis S.A. retains non-exclusive rights under certain Precision Patents identified in the Cellectis Agreement, which may be further sublicensed by Cellectis S.A. without Precision control or consent.  Lilly acknowledges and agrees that any exercise of any right by Cellectis S.A, or by any Third Party through Cellectis S.A, under the Cellectis Agreement shall not constitute a breach of this Agreement by Precision.

7.6.2Duke IP. Lilly acknowledges and agrees that any licenses and rights granted by Precision to Lilly under the Duke IP are granted subject to the terms and

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conditions of the Duke Agreement, including Duke’s right to practice under the Duke IP for its own internal, non-commercial, educational, research and clinical purposes, and subject to the rights of the United States Government and applicable limitations under 37 C.F.R. § 401, Public Law 96-517 and Public Law 98-620 resulting from the United States Government’s funding of research leading to creation of the Duke IP. Without limiting the foregoing, Lilly agrees to comply with any obligations resulting from such government rights with respect to its practice of the Duke IP (if any) under this Agreement.

7.7Preservation of Existing In-License Agreements. To the extent relating to the Licensed Products, Precision shall, and shall procure that its Affiliates shall, (a) maintain the Existing In-License Agreements in full force and effect in accordance with their terms and conditions and keep Lilly reasonably informed in this regard and (b) promptly provide notice to Lilly in the event any disputes arise under the Existing In-License Agreements or in the event Precision receives any notices from Duke or Cellectis under such parties’ respective Existing In-License Agreement which concern the Duke IP or Cellectis Patents or rights with respect thereto. Without limiting the foregoing and Section 9.5, Precision shall not (x) commit any acts or permit the occurrence of any omissions that could reasonably be expected to cause breach or termination of the Existing In-License Agreements or (y) amend or otherwise modify or permit to be amended or modified, the Existing In-License Agreements, in any way that would prejudice Lilly’s rights under this Agreement or its ability to continue to Research, Develop, Manufacture, make, have made, use, keep, import, export, offer for sale, sell, Commercialize, or otherwise exploit Licensed Products.  In the event any Existing In-License Agreement is terminated, the Parties agree that Lilly may offset from the amounts due to Precision under this Agreement any amounts Lilly is required to pay to the applicable counterparty for the licenses covered by such terminated Existing In-License Agreement (or, in the event Lilly cannot offset such amounts against payments due to Precision for any reason, Precision shall promptly reimburse Lilly for all such amounts.)

7.8Consideration. The Parties acknowledge that each of the licenses and rights granted by Precision in this Agreement and each of the provisions of this Agreement for efforts or assistance by Precision and access to Precision Technology, individually and collectively, constitute good, valuable and sufficient consideration for each and all of the fees and payments called for hereunder and for each and all of the other obligations of Lilly, its Affiliates and its and their Sublicensees; and the Parties further acknowledge that the individual and collective rights under and access to Precision Technology renders the way in which those fees and payments hereunder are determined, their amount (and potential reduction) and their duration, appropriate and desirable as a matter of convenience.

ARTICLE 8

EXCLUSIVITY

8.1Lilly Exclusivity Obligations. During the period commencing on the Effective Date and [***], except for Lilly’s conduct of any Research, Development, Manufacturing or Commercialization activities under this Agreement or a Supply Agreement, neither Lilly nor [***] shall, directly or indirectly [***].

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8.2Precision Exclusivity Obligations.  During the Term of this Agreement, except for Precision’s conduct of any Research, Development or Manufacturing activities under this Agreement or a Supply Agreement, neither Precision nor [***], shall, directly or indirectly [***].  The Parties acknowledge and agree that Precision’s conduct of any Research, Development or Manufacturing activities under this Agreement or a Supply Agreement shall not constitute a breach of this Section 8.2.

8.3Transactions Involving Competing Programs.

8.3.1Acquisition of Existing Competing Program.  Notwithstanding the exclusivity obligations set forth in Sections 8.1 or 8.2, if, after the Effective Date, any Third Party becomes [***] as a result of a merger, acquisition, consolidation, asset sale, or other similar transaction (whether in a single transaction or series of related transactions), and, as of the closing date of such transaction, such Third Party is engaged in: (a) [***]; or (b) [***] (such activities in (a) and (b), a “Competing Program”), then continuation of the relevant Competing Program shall not be a breach of this Agreement provided that such Party provides the other Party with written notice of such transaction promptly, but no later than [***], and such Party does (or causes such Affiliate to), within [***], [***].

8.3.2Existing Competing Program of a Precision Acquirer. If after the Effective Date any Third Party becomes an Acquirer of Precision as a result of a Change of Control of Precision, and, as of the closing date of such transaction, such Acquirer is engaged in a Competing Program, then the provisions of Section 17.8 shall apply.

ARTICLE 9

FEES, ROYALTIES, & PAYMENTS

9.1Upfront Payment. As partial consideration for the rights granted by Precision to Lilly pursuant to the terms of this Agreement, Lilly shall pay to Precision a one-time payment equal to One Hundred Million Dollars ($100,000,000) within [***] following the Effective Date.

9.2Equity Investment.  As partial consideration for the rights granted by Precision to Lilly pursuant to the terms of this Agreement, as of the Effective Date, the Parties have entered into the Stock Purchase Agreement.

9.3Milestone Payments.

9.3.1On a Licensed Product-by-Licensed Product basis, Lilly shall pay to Precision certain milestone payments, as follows: (a) within [***] following any Licensed Product achieving a development milestone event set forth in Table 9.3 below (each, a “Development Milestone Event”), Lilly shall pay to Precision the corresponding Milestone Payment indicated in Table 9.3 (each such Milestone Payment, a “Development Milestone Payment”); and (b) within [***] following the end of the Calendar Quarter in which any Licensed Product achieves a commercial milestone event set forth in Table 9.3 (each, a “Commercial Milestone Event”), Lilly shall pay to Precision the corresponding Milestone Payment indicated in Table 9.3 (each such Milestone Payment, a “Commercial

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Milestone Payment”).  The Development Milestone Events and Commercial Milestone Events may be referred to individually or collectively as “Milestone Events”, and Development Milestone Payments and Commercial Milestone Payments may be referred to individually or collectively as “Milestone Payments.”  For purposes of determining whether the Net Sales thresholds set forth in Table 9.3 have been achieved for a Licensed Product for purposes of this Section 9.3, all Net Sales of such Licensed Product shall be aggregated globally for all sales made by Lilly or any of its Affiliates or its or their Sublicensees of such Licensed Product, in any and all forms, presentations, dosages, and formulations. For clarity, each Milestone Payment shall be payable only once per Licensed Product, no Milestone Payment shall be payable for subsequent or repeated achievements of the same Milestone Event with respect to the same Licensed Product. [***].

9.3.2The Development Milestone Events for clinical trial Initiation are intended to be sequential. Achievement of a Development Milestone Event relating to dosing of a Clinical Trial patient shall result in deemed achievement of all earlier Development Milestone Events, and achievement of a “First BLA filing” Development Milestone Event shall result in deemed achievement of all Development Milestone Events relating to initiation of toxicology studies or dosing of Clinical Trial patients. Similarly, achievement of each Commercial Milestone Event measured by annual Net Sales shall result in achievement of all Commercial Milestone Events measured by a lower amount of annual Net Sales.

9.3.3In addition to the Development Milestone Payments payable by Lilly for achievement of the Development Milestone Events indicated in Table 9.3, if Lilly or any of its Affiliates or its or their Sublicensees [***], Lilly shall pay to Precision [***].  Any such payment shall be considered a Development Milestone Payment for purposes of this Agreement, and be treated consistently with other Development Milestone Payments, including for purposes of Section 9.5 through and including Section 9.9.

Table 9.3 – Milestone Payments

Development Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Development Milestone Payments:	[***]

Commercial Milestone Event	Milestone Payment

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First Commercial Sale in [***]	[***]
First Commercial Sale in [***]	[***]
First Commercial Sale in [***]	[***]
First Calendar Year in which [***]	[***]
First Calendar Year in which [***]	[***]
First Calendar Year in which [***]	[***]
First Calendar Year in which [***]	[***]
Total Commercial Milestone Payments:	[***]

9.4Royalties on Products.

9.4.1Royalty Term. Lilly shall pay Precision royalties as set forth in this Section 9.4 on a Licensed Product-by-Licensed Product and country-by-country basis in the Territory during the period of time beginning on the date of the First Commercial Sale of such Licensed Product in such country and continuing until the latest to occur of: (a) the expiration or abandonment of the last-to-expire Valid Claim in such country Covering such Licensed Product; (b) the expiration of any period of data, regulatory, or market exclusivity, or supplemental protection certificates (other than Patent rights) covering the Licensed Product in such country; and (c) ten (10) years after the First Commercial Sale of such Product in such country (the “Royalty Term”).  Upon the expiration of the Royalty Term for a Licensed Product in a particular country, the license granted by Precision to Lilly under (i) Section 7.1.1 with respect to such Licensed Product and such country shall survive and become perpetual, fully-paid, and royalty-free, and shall remain exclusive (even as to Precision and its Affiliates) and (ii) Section 7.1.2 with respect to such Licensed Product and such country shall survive and become perpetual, fully-paid, and royalty-free, and shall remain non-exclusive.

9.4.2Royalty Rates. On a Licensed Product-by-Licensed Product and country-by-country basis, during the Royalty Term, Lilly shall pay to Precision a tiered royalty equal to the percentages of annual global Net Sales of such Licensed Product, as set forth below (the “Royalty”), calculated by multiplying the applicable royalty rate percentage by the corresponding portion of aggregate global Net Sales for such Licensed Product in such Calendar Year. For purposes of determining whether the Net Sales thresholds below in this Section 9.4.2 have been achieved for a Licensed Product for purposes of this Section 9.4.2, all Net Sales of such Licensed Product shall be aggregated globally for all sales made by Lilly or any of its Affiliates or its or their Sublicensees of such Licensed Product, in any and all forms, presentations, dosages, and formulations.  For clarity, the incremental royalty rates set forth below will only apply to that portion of the Net Sales of royalty-bearing Licensed Products that fall within the indicated range of sales.

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Annual Global Net Sales of the Applicable Licensed Product	Royalty Rate
The portion of annual global Net Sales of such Licensed Product less than or equal to [***]	[***]
The portion of annual global Net Sales of such Licensed Product greater than [***] but less than or equal to [***]	[***]
The portion of annual global Net Sales of such Licensed Product greater than [***] but less than or equal to [***]	[***]
The portion of annual global Net Sales of such Licensed Product greater than [***] but less than or equal to [***]	[***]
The portion of annual global Net Sales of such Licensed Product greater than [***]	[***]

9.4.3Valid Claim. If, at the time a Licensed Product is sold in a country during the Royalty Term for a Licensed Product, there is no longer a Valid Claim of a Precision Patent that Covers such Licensed Product in such country, the Royalty rates provided in Section 9.4.2 above for the sale of such Licensed Product in such country will be reduced in such country by [***].

9.4.4Biosimilar Products. On a country-by-country and Licensed Product-by-Licensed Product basis: (a) upon the first commercial sale of one or more Biosimilar Products with respect to a Licensed Product in any country in the Territory during the Royalty Term, the Royalty rates provided in Section 9.4.2 above for the Licensed Product will be reduced in such country by [***] from the date of first commercial sale of such Biosimilar Product(s) in such country; and (b) [***].

9.4.5Third Party Payments. Lilly may deduct from any Royalty payments to Precision under this Section 9.4 for the sale of a given Licensed Product in a given country (after application of Sections 9.4.3 and 9.4.4) an amount equal to [***] of any (a) royalty payments based on such sale, and (b) Qualifying Non-Royalty Payments, in each case ((a) and (b)) made by Lilly to a Third Party in consideration for a right or license under such Third Party’s interest in any Patents [***] that contain a Valid Claim which Covers the relevant Licensed Product in the Field in the Territory; provided, that in no event will the Royalty payments payable to Precision under this Section 9.4 for each Licensed Product be reduced, as a result of this Section 9.4.5, by more than [***]. For purposes of this Section 9.4.5, “Qualifying Non-Royalty Payments” means [***].  Qualifying Non-Royalty Payments exclude in all cases Clinical Development Expenses set forth in Section 1.30.8 with respect to a Co-Funded Product.

9.4.6Payment; Reports. Royalty payments due by Lilly to Precision under this Section 9.4 will be calculated and reported for each Calendar Quarter. All Royalty payments due under this Section 9.4 shall be paid within [***] after the end of

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each Calendar Quarter and shall be accompanied by a report setting forth, with respect to each Calendar Quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (a) Net Sales of the Licensed Product by Lilly and its Affiliates and Sublicensees in the Territory and (b) a calculation of the Royalties due on such Net Sales.

9.5Payments under Existing In-License Agreements. The Parties acknowledge and agree that Precision shall be solely responsible for, and shall promptly discharge, any and all payments payable pursuant to the Existing In-License Agreements.

9.6Method of Payment; Currency Conversion. Unless otherwise agreed by the Parties, all payments due under this Agreement shall be paid in Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by the payee; provided however, that Lilly shall only be required to disburse funds to the payee’s jurisdiction of incorporation or to a jurisdiction in which the payee has a significant business presence. The initial wire transfer instructions for Precision are as set forth on Exhibit 9.6. When conversion of payments from any currency other than Dollars is required, Lilly’s then-current standard exchange rate methodology will be employed for the translation of foreign currency sales into Dollars; provided, that this methodology is used by Lilly in the translation of its foreign currency operating results, is consistent with U.S. GAAP, is audited by Lilly’s independent certified public accountants in connection with the audit of the consolidated financial statements of Lilly, and is used for external reporting of foreign currency operating results.

9.7Records and Audits. Lilly shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to its gross sales and Net Sales of the Licensed Products as necessary to ascertain properly and to verify the Royalty and milestone payments due hereunder. Such records shall be kept for a period of time required by Applicable Laws, but no less than [***] following the end of the Calendar Quarter to which they pertain. Precision shall have the right, but not more than [***], to have a “Big 4” accounting firm (i.e., KPMG, PwC, Deloitte or Ernst & Young), designated by Lilly and approved by Precision, such approval not to be unreasonably withheld, inspect Lilly’s records for the purpose of determining the accuracy of Royalty and milestone payments for a period covering not more than [***] following the Calendar Quarter to which they pertain. No period will be audited more than [***] and each audit must be reasonable in scope. The independent, certified public accountant selected shall keep confidential any information obtained during such inspection and shall report to Precision and Lilly only the amounts of Net Sales and royalties due and payable. Such audits may be exercised during normal business hours upon reasonable prior written notice to Lilly. Precision shall bear the full cost of such audit unless such audit discloses an underpayment by Lilly of more than [***], of the amount of royalties or other payments due under this Agreement for any applicable Calendar Quarter, in which case, Lilly shall bear the cost of such audit and shall remit to Precision the amount of any underpayment within [***] of the date the auditor’s written report is received. Any overpayment by Lilly revealed by an audit shall be credited against future payments owed by Lilly to Precision (and if no further payments are due, shall be refunded by Precision at the request of Lilly within [***] of the receipt of the request).

9.8Late Payments. If any payment properly due under this Agreement and not subject to a good faith dispute is not paid when due in accordance with the applicable provisions of this Agreement, the payment shall accrue interest from the date due at the rate of [***]. The

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payment of such interest shall not limit the Party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9Taxes.

9.9.1Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective, including by completing and filing documents required or permitted under the provisions of any Applicable Laws in connection with a claim of exemption from, or entitlement to a reduced rate of, withholding taxes or in connection with any claim to a refund of or credit for any payment of such taxes.  Notwithstanding the foregoing, for clarity, it is Precision’s sole responsibility to prepare and file required documents necessary to claim an exemption from withholding tax or to claim a reduced rate of withholding tax, at Precision’s sole expense.

9.9.2Payment of Tax. The upfront, milestones, royalties and other amounts payable by Lilly to Precision to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 9.9. Precision shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Lilly) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Lilly shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Precision is entitled under any applicable tax treaty to a reduction in the rate of, or the elimination of, any applicable withholding tax, it may deliver to Lilly or the appropriate Governmental Authority (with the assistance of Lilly to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Lilly of its obligation to withhold such tax and Lilly shall apply the reduced rate of withholding or dispense with withholding as the case may be; provided that Lilly has received Precision’s delivery of all applicable forms in a form satisfactory to Lilly (and, if necessary, evidence, in a form satisfactory to Lilly, of Precision’s receipt of appropriate governmental authorization) at least [***] prior to the time Payments are due. If in accordance with the foregoing, Lilly withholds any amounts of tax, it shall pay to Precision the balance when due, make timely payment to the proper tax authority of the withheld amount and send to Precision proof of such payment within [***] following such payments.

9.9.3Withholding Tax Actions. If Lilly changes its tax residence, performs a tax repatriation or takes any similar action that would increase any required withholding taxes with respect to any Payment that would not be required absent such action, Lilly shall provide Precision with prior written notice to allow Precision a reasonable opportunity to timely furnish forms, certificates or other items that would reduce or eliminate such withholding tax.

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ARTICLE 10

HSR FILINGS AND CLOSING

10.1HSR Filings.  If required by Applicable Laws, promptly after the execution of this Agreement, both Parties shall file (or, if applicable, shall cause their respective Affiliate(s) to file) the appropriate notices with respect to the transactions contemplated hereby as promptly as reasonably practicable with the United States Federal Trade Commission (“FTC”) and Department of Justice (“DOJ”) under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).  Each of the Parties shall promptly supply (or, if applicable, shall cause their respective Affiliate(s) to supply) the other with any information that may reasonably be required in order to effectuate the filings under the HSR Act.  Each of the Parties shall notify the other promptly upon receipt from the FTC or DOJ in connection with any filing made under the HSR Act and of any request for amendments or supplements to any such filings or of any communications with, and any other inquiries or requests for additional information from, the FTC and DOJ.  Each Party agrees to request, and to cooperate with the other Party in requesting, early termination of any applicable waiting period under the HSR Act.  Each Party shall comply (or, if applicable, cause their respective Affiliate(s) to comply) promptly, in accordance with advice received from counsel, as appropriate, with any such inquiry or request. Each Party agrees (and shall cause each of their respective Affiliates) to use their respective commercially reasonable efforts: (a) to cooperate to obtain any authorizations, clearances, orders or approvals required for transactions contemplated hereby under the HSR Act and any other federal, state or foreign Applicable Law, regulation or decree designed to prohibit, restrict or regulate actions intended to or having the effect of reducing competition or monopolizing or restraining trade (collectively, “Antitrust Laws”); (b) to promptly respond to any request by any Governmental Authority for information under any Antitrust Law with respect to the transactions contemplated hereby; (c) to promptly inform the other Party upon receipt of any material communication from the FTC, the DOJ or any other Governmental Authority regarding the transactions contemplated hereby; and (d) subject to applicable legal limitations and the instructions of any Governmental Authority, keep the other Party apprised of the status of matters relating to the transactions contemplated hereby, including promptly furnishing the other Party with copies of material notices or other material communications received by such Party or any of their respective Affiliates, as the case may be, from any Third Party and/or any Governmental Authority with respect to the transactions contemplated hereby. The Parties shall each permit legal counsel for the other Party a reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed material written communication to any Governmental Authority with respect to the transactions contemplated hereby. Each of the Parties agrees, subject to applicable legal limitations and the instructions of any Governmental Authority, not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with this Agreement unless it consults with the other Party in advance and gives the other Party the opportunity to attend and participate, provided, however, that neither Party shall be required to consent to the divestiture or other disposition of any of its assets or the assets of its Affiliates or to consent to any other structural or conduct remedy and neither Party nor its Affiliates shall have any obligation to contest, administratively or in court, any ruling, order or other action of the FTC or DOJ or any Third Party with respect to the transactions contemplated by this Agreement.  Each Party shall be responsible for paying its own costs and expenses (including

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legal and consultants’ fees) incurred in connection with obtaining clearance of the transactions contemplated hereby from the FTC and the DOJ, except that Lilly will pay the filing fees incurred by both Parties in connection with the filings required pursuant to the HSR Act.  In the event the Parties determine that HSR filings are required, this Agreement (other than Article 10, Article 16 and Section 14.2) shall not be binding until the Closing Date (as defined in the Stock Purchase Agreement) occurs following the HSR Clearance Date (such date, the “Effective Date”) and information exchanged between the Parties shall continue to be subject to the terms of the Confidentiality Agreement.  If the Effective Date does not occur prior to the date on which the term of the Confidentiality Agreement would expire, then the term of the Confidentiality Agreement is hereby extended until the earlier of the Effective Date or the date of termination of this Agreement.  As used herein, the “HSR Clearance Date” means the earlier of (i) the date on which the FTC or DOJ shall notify the Parties of early termination of the waiting period under the HSR Act or (ii) the date on which the applicable waiting period under the HSR Act expires; provided, however, that if the FTC or DOJ commences any investigation by means of a second request or otherwise, HSR Clearance Date means the date on which any investigation opened by the FTC or DOJ has been terminated, without action to prevent the Parties from implementing the transactions contemplated by this Agreement with respect to the United States.  Notwithstanding any other provisions of this Agreement to the contrary, either Party may terminate this Agreement effective upon notice to the other Party if the HSR Clearance Date has not occurred on or before the date that is [***] after the Parties make their respective HSR filings.

10.2Conduct Pending HSR Clearance Date.  If the Parties determine that HSR filings are required, (a) between the Execution Date and the earlier of (i) the Effective Date or (ii) the date of termination of this Agreement, each Party shall conduct its business with respect to the intellectual property rights granted hereunder in the ordinary course, and it will refrain from taking any action or omitting to take any action that would have the effect of restricting or impairing the rights to be granted to either Party hereunder or preventing either Party’s ability to perform its obligations under this Agreement, and (b) [***].

10.3Information Rights as of Effective Date. On the Effective Date, Precision shall notify Lilly of any facts or circumstances arising between the Execution Date and the Effective Date that, to Precision’s Knowledge, would result in Precision’s representations and warranties set forth in [***] not being true or correct in all material respects on and as of the Effective Date as though such representations and warranties were made as of and with respect to facts and circumstances existing, to Precision’s Knowledge, as of the Effective Date instead of the Execution Date. For clarity, no such facts or circumstances arising after the Execution Date, and no information provided by Precision to Lilly related to any such facts or circumstances, shall give rise to, or be a basis for, any claim of breach by Lilly of any representations or warranties set forth in [***].

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ARTICLE 11

INTELLECTUAL PROPERTY

11.1Ownership of Intellectual Property.

11.1.1Background IP.  As between the Parties, and subject to the licenses granted under this Agreement (a) Lilly shall solely own (or retain ownership of) all rights, title and interests in and to the Lilly Background IP, and (b) Precision shall solely own (or retain ownership of) all rights, title and interests in and to the Precision Background IP. If any Third Party becomes an Acquirer of Precision after the Effective Date pursuant to a Change of Control, any Patent rights and Know-How Controlled by the Acquirer before the relevant Change of Control transaction or thereafter during the Term will not be considered part of the Precision Background IP; provided, however, that any Patent rights or Know-How that would otherwise constitute Precision Background IP and are discovered or created by or on behalf of the Acquirer after the relevant Change of Control transaction by using any Precision Technology relating to the Research Program will be considered part of the Precision Background IP.

11.1.2Inventions.  Ownership of Inventions arising in the course of the Research Program or otherwise under this Agreement shall be as follows:

(a)Lilly shall solely own (or retain ownership of) all Inventions discovered, created, acquired, conceived or reduced to practice, solely by or on behalf of Lilly or any of its Affiliates in the course of the Research Program or otherwise in the course of performing activities under this Agreement, except to the extent constituting Precision Sole IP (“Lilly Sole IP”);

(b)Precision shall solely own (or retain ownership of) (i) all Inventions discovered, created, acquired, conceived or reduced to practice, solely by or on behalf of Precision or any of its Affiliates in the course of the Research Program or otherwise in the course of performing activities under this Agreement, and (ii) [***] (“Precision Sole IP”).  Lilly agrees to assign and hereby assigns to Precision all of its and its Affiliates’ right, title and interests in and to the Precision Sole IP and agrees to execute such documents and perform such other acts as Precision may reasonably request to obtain, perfect and enforce the Precision Sole IP and the assignment thereof; and

(c)Except to the extent constituting Precision Sole IP, any Invention discovered, created, conceived, reduced to practice or acquired, jointly by or on behalf of the Parties in the course of the Research Program or otherwise in the course of performing activities under this Agreement (“Joint IP”), will be jointly owned by the Parties.

11.1.3Inventorship. Inventorship as between the Parties will be determined in accordance with U.S patent laws. All such determinations shall be documented to ensure that the Patent claims in any divisional or continuation patent applications reflect appropriate inventorship.

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11.1.4Rights of Joint Owners. Subject to the licenses and obligations of exclusivity granted hereunder and the payment obligations under Article 9, each Party shall have full rights to exploit and license Joint IP (and any Patent rights therein), without any obligation or requirement of an accounting to the other Party.

11.1.5Independent Development. Subject to the licenses and obligations of exclusivity granted hereunder, nothing in this Agreement shall be construed as limiting either Lilly’s or Precision’s right to research, develop, improve and in-license technology related to the Lilly Background IP (in the case of Lilly) or Precision Background IP (in the case of Precision) outside the scope of this Agreement in its ordinary course of business.

11.1.6Enabling Technology; After-Acquired IP.

(a)Enabling Technology for the Licensed Products will be secured: (i) [***] to the extent necessary for Precision (as determined by Precision) to use the ARCUS Technology or to design, create, select or optimize ARCUS Nucleases [***] (“Platform-Enabling IP”); or (ii) [***] to the extent it relates to other elements of the Licensed Products, [***].

(b)If Precision or any of its Affiliates [***] discovers, creates, conceives or reduces to practice or acquires, and Controls, any Patent rights or Know-How outside the course of performing activities under this Agreement after the Effective Date that is necessary or reasonably useful for the Research, Development, making, having made, use, keeping, importation, exportation, offering for sale, sale, Commercialization, or other exploitation of a Licensed Product, including any such Patent that Covers a Licensed Product (“After-Acquired IP”), [***].

11.1.7Contribution of Licensed Precision Technology. Precision shall inform Lilly in writing, prior to contributing to any Research or Pre-Clinical Development to be conducted under any Research Plan any portion of the Precision Technology that is in-licensed from a Third Party, the contribution of which would prevent or conflict with the ownership and use rights with respect to Patents and Know-How contemplated by this Agreement. Lilly acknowledges that it has received a copy of the Cellectis Agreement and the Duke Agreement prior to the Execution Date.

11.1.8Assignment Obligation. Each Party shall cause all of its Affiliates, employees, agents, independent contractors, consultants, and others who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such person or entity to agree to such assignment obligation despite such Party using reasonable efforts to negotiate such assignment obligation, provide a license, preferably exclusive, under) to such Party their rights in and to any Inventions and all intellectual property rights therein, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case a Party shall obtain a suitable license, preferably exclusive, or right to obtain such a license). Each Party shall use reasonable efforts to promptly disclose to the other Party in writing all

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Inventions, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing such Inventions, and all information relating to such Inventions to the extent necessary or useful for the preparation, filing and maintenance of any Patent with respect to such Invention.

11.2Patent Prosecution and Maintenance.

11.2.1Patent Working Group Representatives. Each Party shall designate to the other Party in writing a patent Prosecution and Maintenance representative to liaise with the other Party’s Prosecution and Maintenance representative via the Patent Working Group with respect to the Prosecution and Maintenance of Patents under this Section 11.2. Each Party may update its patent Prosecution and Maintenance representative at any time upon written notice to the other Party.

11.2.2Rights to Prosecute and Maintain Patents. As between the Parties:

(a)Lilly has the sole right, but not the obligation, to Prosecute and Maintain any Patents constituting or claiming any Lilly Background IP or Lilly Sole IP, at Lilly’s sole cost and expense;

(b)Subject to Section 11.2.2(c) with respect to any Licensed Product Patents, Precision has the sole right, but not the obligation, to Prosecute and Maintain any Patents constituting or claiming any Precision Background IP or Precision Sole IP, at Precision’s sole cost and expense, and will give Lilly (by means of the Patent Working Group) the opportunity to review (i) the text of any application covering or claiming Precision Product IP (whether included in Precision Background IP or Precision Sole IP) and (ii) responses to office actions related thereto, in each case, before filing of the relevant application or responding to such office action. Precision will reasonably consider any input or feedback from Lilly with respect to the foregoing, provided, that Precision shall have the final authority with respect to any such decisions;

(c)In addition to the rights of Lilly set forth in Section 11.2.2(b), with respect to each Licensed Product Patent, (A) Precision shall not [***], (B) subject to Applicable Laws, Lilly shall [***], and (C) if [***], Lilly shall [***].  For the avoidance of doubt, all such prosecution and maintenance shall at all times be conducted by Precision, subject to [***];

(d)Lilly has the first right, but not the obligation, to Prosecute and Maintain any Patents constituting or claiming any Joint IP, at Lilly’s sole cost and expense, and Precision shall have the secondary right, at Precision’s sole cost and expense, to Prosecute and Maintain any Patents constituting or claiming any Joint IP, subject to and in accordance with Section 11.2.3; and

(e)Lilly acknowledges and agrees that Precision has no rights or responsibility for preparing, filing, Prosecuting or Maintaining the Cellectis Patents.

11.2.3Prosecution and Maintenance Procedures for Joint IP.  The Party handling the Prosecution and Maintenance of a Patent claiming or constituting Joint

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IP under Section 11.2.2(d) (the “Prosecuting Party”) shall keep the other Party reasonably informed of the status of the applicable Patent and shall promptly provide the other Party with all material correspondence received from any patent authority in connection therewith. In addition, the Prosecuting Party shall promptly provide the other Party, through the Patent Working Group, with drafts of all proposed material filings and correspondence to any patent authority with respect to the applicable Patent for the other Party’s review and comment prior to the submission of such proposed filings and correspondences, and the Prosecuting Party shall consider the other Party’s reasonable comments in good faith. The Prosecuting Party shall notify the other Party of its intention to suspend or cease any Prosecution and Maintenance of any such Patent. The Prosecuting Party shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent. In such event, the Prosecuting Party shall permit the other Party, at the other Party’s discretion and at its sole expense, to continue Prosecution and Maintenance of such Patent.

11.2.4Separation of Patent Claims.

(a)If Lilly determines that an application for a Patent filed, or sought to be filed, by Precision claims both [***], the Parties agree that, to the extent practicable, such application shall be divided into two (2) or more Patent applications, so that each application shall contain claims that cover only [***].

(b)If Precision determines that an application for a Patent filed, or sought to be filed, by Lilly claims both [***], the Parties agree that, to the extent practicable, such application shall be divided into two (2) or more Patent applications, so that each application shall contain claims that cover only [***].

(c)If the division contemplated in Sections 11.2.4(a) or (b) is not practicable, or a single claim covers both [***], such Patent application shall be subject to the provisions of this Agreement relating to [***]; provided, however, that if a Patent application containing claims covering [***] cannot be so divided, then such Patent application shall be subject to the provisions of this Agreement relating to [***].

(d)Similarly, an attempt shall be made to divide Patent applications into those that claim Inventions [***].

11.2.5Cooperation of the Parties. Each Party shall cooperate fully with the other Party in the Prosecution and Maintenance of Patents under this Section 11.2 at [***] cost (except as expressly set forth otherwise in this Article 11), including by: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, to enable the other Party to apply for and to Prosecute and Maintain such Patents in any country as permitted by this Section 11.2; and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution and Maintenance of any such Patents. Each Party will use reasonable efforts via good faith consultation through the Patent Working Group to avoid creating potential issues in Prosecution and Maintenance of Patents under this Section 11.2.

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11.3Infringement or Misappropriation by Third Parties.

11.3.1Notice. Each Party shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any of the Precision Patents, Lilly Patents, or Joint Patents, in each case in the Field in the Territory, and any related declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Precision Patents, Lilly Patents, or Joint Patents (collectively “Infringement”).

11.3.2Joint IP and Precision Product IP.

(a)As between the Parties, Lilly has the first right, but not the obligation, to bring and control any legal action, at [***] cost and expense, in connection with (i) any Infringement of any [***] or (ii) any Infringement of any Joint IP (other than any [***]) that is competitive with a Licensed Product. Lilly shall keep Precision reasonably informed of the status of such enforcement efforts for such Joint IP or [***], and shall consider in good faith Precision’s comments thereon. Lilly shall provide Precision with drafts of all material papers and statements to be filed with the court in sufficient time to allow Precision to review, consider and substantively comment thereon, and shall in good faith consider all reasonable comments thereto by Precision before filing such papers or statements.  Precision may, at [***] expense, join as a party to such claim, suit, or proceeding and be represented in any such action by counsel of its own choice. If Lilly does not bring such legal action within [***] after the notice provided pursuant to Section 11.3.1 (or within such shorter period prior to the next deadline for any action that must be taken in order to bring such legal action), Precision may bring and control any legal action in connection with such Infringement, at [***] cost and expense as it reasonably determines appropriate so long as Lilly does not reasonably object to such action.

(b)As between the parties, Precision shall have the first right, but not the obligation, to bring and control any legal action, at [***] cost and expense, in connection with any Infringement of any Joint IP (other than any Infringement described in Section 11.3.2(a)). Precision shall keep Lilly reasonably informed of the status of such enforcement efforts for such Joint IP, and shall consider in good faith Lilly’s comments thereon. Precision shall provide Lilly with drafts of all material papers and statements to be filed with the court in sufficient time to allow Lilly to review, consider and substantively comment thereon, and shall in good faith consider all reasonable comments thereto by Lilly before filing such papers or statements.  Lilly may, at [***] expense, join as a party to such claim, suit, or proceeding and be represented in any such action by counsel of its own choice. If Precision does not bring such legal action within [***] after the notice provided pursuant to Section 11.3.1, Lilly may bring and control any legal action in connection with such Infringement, at [***] cost and expense as it reasonably determines appropriate.

11.3.3Precision Background IP and Precision Sole IP. Except as set forth in Section 11.3.2(a), as between the Parties, Precision has the sole right to initiate any proceedings or take other appropriate actions against an Infringement of any Precision Background IP or Precision Sole IP or to defend against any challenge of any Precision Background IP or Precision Sole IP.  Lilly acknowledges and agrees that (a) Precision has no rights or responsibility for enforcing the Cellectis Patents, and therefore all references

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to Precision Background IP in this Section 11.3 shall be deemed to exclude the Cellectis Patents for all purposes, (b) prior to initiating enforcement actions against a Third Party with respect to certain Precision Patents which are subject to the non-exclusive license granted by Precision to Cellectis S.A. pursuant to the Cellectis Agreement, Precision is required by the Cellectis Agreement to confirm that Cellectis S.A. has not granted a license to such Third Party under such Precision Patents, and Lilly will cooperate with Precision in taking such actions as required by the Cellectis Agreement, and (c) Duke retains discretion as to whether to become a party plaintiff and has certain rights with respect to enforcement of Patents contained within the Duke IP in the event Precision does not enforce such Patents.

11.3.4Lilly Background IP and Lilly Sole IP. Lilly has the sole right to initiate any proceedings or take other appropriate actions against an Infringement of any Lilly Background IP or Lilly Sole IP or to defend against any challenge of a Lilly Background IP or Lilly Sole IP.

11.3.5Allocation of Recoveries. Any recoveries resulting from enforcement action relating to a claim of Infringement shall be [***].

11.3.6Cooperation. At the request and expense of the Party bringing an action under this Section 11.3, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action. In connection with any such enforcement action, the Party bringing the action shall not enter into any settlement admitting the invalidity or non-infringement of, or otherwise impairing the other Party’s rights in the applicable Patents without the prior written consent of the other Party.

11.4Defense and Settlement of Third Party Claims. Each Party shall promptly notify the other in writing of: (a) any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party; or (b) any declaratory judgment action that is brought naming either Party as a defendant and alleging invalidity of any of the Lilly Patents, Precision Patents, or Joint Patents. Precision has the sole right to control any defense of any such claim described in (a) involving alleged infringement of Third Party rights by Precision’s activities at [***] expense and by counsel of its own choice, and Lilly may, at [***] expense, be represented in any such action by counsel of its own choice. Lilly has the sole right to control any defense of any such claim described in (a) involving alleged infringement of Third Party rights by Lilly’s activities at [***] expense and by counsel of its own choice, and Precision may, at [***] expense, be represented in any such action by counsel of its own choice. Neither Party may settle any patent infringement litigation under this Section 11.4 in a manner that admits the invalidity or unenforceability of the other Party’s Patents or a Joint Patent or imposes on the other Party restrictions or obligations or other liabilities, without the written consent of such other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. Nothing in this Section 11.4 will limit any indemnification rights or obligations of a Party under Article 13.

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11.5Patent Extension. The Parties shall cooperate through the Patent Working Group in determining which Patent claiming or covering a Licensed Product should be extended, and thereafter the Parties shall cooperate in obtaining patent term restorations, supplemental protection certificates or their equivalents, and other forms of patent term extensions for a given Licensed Product with respect to any applicable Precision Patent, Lilly Patent, or Joint Patent in any country or region where applicable. Lilly shall have final decision-making authority with respect to decisions regarding patent term extensions with respect to Lilly Patents and [***]. Subject to Lilly’s rights with respect to Lilly Patents and [***], Precision shall have final decision-making authority with respect to decisions regarding patent term extensions with respect to Precision Patents and [***].

11.6CREATE Act. It is the Parties’ intention that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. § 102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act, including the provisions of 35 U.S.C. § 102(b)(2)(c). The Parties agree to cooperate and to take reasonable actions to maximize the protections available for the Licensed ARCUS Nucleases and Licensed Products under such safe harbor provisions.

11.7Trademarks. Lilly shall have the right to select, and will be free, in its sole discretion, to use and to register in any trademark office in the Territory, any trademark for use with a Licensed Product (the “Licensed Product Trademarks”); provided that Lilly shall not use, file applications for, or register any trademarks owned by Precision (or its Affiliates), whether stand-alone or in combination with a design element, for the benefit of branding (including co-branding) without the prior written consent of Precision. As between the Parties, Lilly shall own all right, title and interest in and to any such Licensed Product Trademarks adopted by Lilly for use with Licensed Product, and is responsible for the registration, filing, maintenance and enforcement thereof.

ARTICLE 12

REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1Mutual Representations and Warranties. Each of Lilly and Precision represent and warrant, as of both the Execution Date and the Effective Date, that:

12.1.1it is duly organized and validly existing under in the Applicable Laws of the jurisdiction of its incorporation or formation, as applicable, has full corporate, limited liability company or other power and authority, as applicable, to enter into this Agreement and to carry out the provisions hereof, and has sufficient facilities, experienced personnel or other capabilities (including via Affiliates and/or Third Parties) to enable it to perform its obligations under this Agreement;

12.1.2it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, limited liability company or other action, as applicable; and

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12.1.3this Agreement is legally binding upon it and enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity) and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (a) conflict with, or constitute a default or result in a breach under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any Applicable Law; or (b) require any consent or approval of its stockholders or similar.

12.2Precision Representations and Warranties. Precision represents and warrants to Lilly that, as of the Execution Date and, unless otherwise set forth below, as of the Effective Date:

12.2.1No Targets Encumbered. As of the Execution Date only, there are no Targets that are subject to an executed agreement between Precision and a Third Party (or Precision’s binding commitment to negotiate an agreement with a Third Party) that would prevent or conflict with the inclusion of the Target as a Collaboration Target under this Agreement on an exclusive basis as set forth in Section 7.1.1 and Section 8.2.

12.2.2No Grants that Conflict with this Agreement. Precision and its Affiliates have not granted any rights (or other encumbrances) to any Third Party under Precision Technology that conflict with the rights granted to Lilly hereunder.

12.2.3Control over Know-How and Patents. Precision has Control over all Know-How and Patent rights owned by it or its Affiliates that are necessary or reasonably useful for the Research, Development, making, having made, use, keeping, importation, exportation, offering for sale, sale, Commercialization, or other exploitation of Collaboration Targets or Licensed Products in the Field, as known to be contemplated by this Agreement.

12.2.4Existing Patents.

(a)All Patent rights contained in the Precision Technology existing as of the Execution Date or the Effective Date, other than the Cellectis Patents, that are issued or subject to a pending application for issuance are listed on Exhibit 12.2.4 (the “Existing Patents”) (recognizing that Precision may add but not delete from Exhibit 12.2.4 between the Execution Date and the Effective Date to include additional Patent rights).

(b)All Existing Patents are: (i) to the extent issued (unless otherwise indicated on Exhibit 12.2.4), subsisting and, to Precision’s Knowledge, not invalid or unenforceable, in whole or in part, or to Precision’s Knowledge, confer a valid right to claim priority thereto; (ii) solely and exclusively owned or exclusively licensed to Precision, free of any encumbrance, lien or claim of ownership by any Third Party; (iii) in respect of Existing Patents owned by Precision, to the extent subject to a pending application for issuance, being

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prosecuted in good faith in the respective patent offices in which such applications have been filed in accordance with Applicable Law and, to Precision’s Knowledge, all material references, documents and information have been presented to the relevant patent office in respect of such Existing Patents to the extent required by such patent office; and (iv) in respect of Existing Patents owned by Precision, filed and maintained in accordance with applicable Patent office rules, and all applicable fees applicable thereto have been paid on or before any final due date for payment.

(c)[***].

(d)The Existing Patents and the Cellectis Patents represent all Precision Patents that relate to the Precision Technology or the exploitation thereof.

(e)[***].

(f)Each of the Existing In-License Agreements is valid, enforceable and binding on the parties thereto.

12.2.5No Third Party Agreements. Other than the Existing In-License Agreements, there are no license or other agreements with Third Parties regarding the exploitation of any Precision Technology or other materials contemplated to be provided by Precision to Lilly hereunder, to which Precision or its Affiliate is a party.

12.2.6[***].

12.2.7Other Material Claims and Actions. As of the Execution Date only: (a) there are no claims, actions, or proceedings pending or, to Precision’s Knowledge, threatened by any Third Party; and (b) to Precision’s Knowledge, there are no formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings, in each case (or in aggregate) against Precision or its properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent Precision’s ability to conduct the Research or to grant the licenses or rights granted to Lilly under this Agreement.

12.2.8Assignment by Employees, Agents and Consultants. Precision has obtained from each of its current employees, consultants and contractors, in each case who perform research or development activities pursuant to this Agreement, written agreements containing obligations of confidentiality and non-use and an assignment to Precision of all inventions (and all of such Person’s rights thereto) for which Precision or Lilly is intended to have ownership or license rights under this Agreement such that no such employee, contractor or consultant shall retain any rights to such inventions that would prevent or conflict with Lilly’s rights of ownership or use of such inventions contemplated by this Agreement.

12.2.9No Government Funding. Except with respect to the Duke IP, the inventions claimed or covered by the Precision Patents: (a) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States of America or

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any agency thereof; (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e) and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401 (the “Bayh-Dole Act”). With regard to any inventions within the Duke IP that are subject to the Bayh-Dole Act, Precision and its Affiliates have complied with the applicable provisions of the Bayh-Dole Act, in a manner that protects and preserves Precision’s right, title and interest in such inventions to the maximum extent permitted by law.

12.2.10Regulatory Documentation. Precision and its Affiliates have generated, prepared, maintained and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with, to the extent applicable, good laboratory and clinical practice and Applicable Law and all such information is true, complete and correct in all material respects and what it purports to be. “Regulatory Documentation” means all: (a) applications (including all INDs and applications for Regulatory Approval), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (c) supplements or changes to any of the foregoing following Regulatory Approval; and (d) clinical and other data, including Clinical Trial data, contained or relied upon in any of the foregoing; in each case ((a)–(d)) relating to a Collaboration Target in the Field and Licensed Products Directed Against a Collaboration Target in the Field.

12.3Mutual Covenants.

12.3.1Employees, Consultants and Contractors. Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants and contractors who perform research or development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign inventions in a manner consistent with the provisions of this Agreement.

12.3.2Debarment. Each Party represents, warrants and covenants to the other Party that neither it nor its officers, employees, agents, consultants or any other person used by such Party in the performance of the respective research and development activities under this Agreement is: (a) debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act; (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program; or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Each Party will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates the services of any such person. In the event that either Party becomes aware of the debarment

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or disqualification or threatened debarment or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates or, in the case of Lilly, Sublicensees, which directly or indirectly relate to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

12.3.3Protection of Information.  Each Party agrees that during the Term of this Agreement, and without limiting its obligations hereunder, each Party shall implement technical and organizational measures to protect all information under the Agreement that are appropriate and that provide no less protection than both (i) good industry practice (i.e., in accordance with ISO 27001 and/or similar industry standards) and (ii) such Party’s measures to protect its own information of a similar nature or importance.

12.3.4Invention Assignment Obligation. Each Party will obtain from each of its future employees, consultants and contractors, in each case who perform Research or Development activities pursuant to this Agreement, written agreements containing obligations of confidentiality and non-use and an assignment to such Party of all Inventions (and all of such Person’s rights thereto) for which Precision or Lilly is intended to have ownership or license rights under this Agreement such that no such employee, contractor or consultant shall retain any rights to such Inventions that would prevent or conflict with Precision’s or Lilly’s, as applicable, rights of ownership or use of such Inventions contemplated by this Agreement.

12.4Precision Covenants.

12.4.1Precision agrees that during the Term of this Agreement, neither Precision nor its Affiliates will grant any rights (or other encumbrances) to any Third Party to Precision Technology that conflict with the rights granted to Lilly hereunder. For the avoidance of doubt, nothing in this Section 12.4.1 shall limit Precision’s rights pursuant to Section 3.9.

12.4.2Within [***] following the Effective Date, Precision shall deliver to Lilly [***], in substantially the form set forth in Exhibit 12.4.2[***].

12.5Compliance.

12.5.1Compliance with this Agreement. Each of the Parties shall, and shall cause their respective Affiliates to, comply in all material respects with the terms of this Agreement.

12.5.2Compliance with Applicable Laws. Each Party covenants to the other that in the performance of its obligations under this Agreement, such Party shall comply with, and shall cause its Affiliates and its and its Affiliates’ employees and contractors to comply, with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.

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12.5.3Compliance with Party-Specific Regulations. In carrying out their respective obligations under this Agreement, the Parties agree to cooperate with each other as may reasonably be required to help ensure that each is able to fully meet its obligations with respect to all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement (the “Party-Specific Regulations”). Each Party shall be responsible for providing the other Party with any Party-Specific Regulations applicable to the other Party, including any updates to such Party-Specific Regulations, and the covenant in the preceding sentence shall only apply to the extent such Party-Specific Regulations and any updates thereto have been provided to the other Party. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party-Specific Regulation applicable to it; provided that in the event that a Party refuses to fulfill its obligations under this Agreement in any material respect on such basis, the other Party shall have the right to terminate this Agreement in accordance with Section 15.2; however, under such circumstances, such termination, including the applicable effects of such termination set forth in Sections 15.5 and 15.6, shall be the sole remedy for such terminating Party and such terminating Party shall not be entitled to any other remedy under law or equity. All Party-Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.

12.5.4Compliance with Internal Compliance Codes. All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree to cooperate with each other to help ensure that each Party is able to comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, each Party shall operate in a manner consistent with its Internal Compliance Codes applicable to its performance under this Agreement. “Internal Compliance Codes,” as used in this Section 12.5.4, means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party-Specific Regulations, and such Party’s internal ethical, medical and similar standards.

12.5.5Compliance with Anti-Corruption Laws. In connection with this Agreement, the Parties shall comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

12.5.6Prohibited Conduct. Without limiting the other obligations of the Parties set forth in this Section 12.5, each Party covenants to the other that, as of the Effective Date and in the performance of its obligations under this Agreement through the expiration and termination of this Agreement, such Party and, to its knowledge, its Affiliates and its and its Affiliates’ employees and contractors, in connection with the performance of their respective obligations under this Agreement, have not made, offered,

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given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly through Third Parties, to any Government Official for the purpose of: (a) improperly influencing any act or decision of the Person or Government Official; (b) inducing the Person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) securing any improper advantage; or (d) inducing the Person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist any Party in obtaining or retaining business. For the purpose of this Section “Government Official” means: (x) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital; (y) any candidate for political office, any political party or any official of a political party, in each case for the purpose of obtaining or retaining business for or with, or directing business to, any Person, including either Party; or (z) any Person acting in an official capacity on behalf of any of the foregoing.

12.6Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 12, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS OR THE AVAILABILITY OF ANY LICENSES WITH RESPECT TO INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENTS OR THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT ANY PROGRAM OR LICENSED PRODUCTS WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

ARTICLE 13

INDEMNIFICATION

13.1Indemnity.

13.1.1By Precision. Subject to Section 13.1.3, Precision shall defend, indemnify and hold harmless Lilly and its Affiliates, and their respective directors, officers, employees, and agents (each, a “Lilly Indemnitee”) from and against any and all costs, fees, expenses, losses, liabilities, and damages, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”) to which any Lilly Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: (a) the gross negligence or willful

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misconduct of Precision or its Affiliates in connection with its activities under this Agreement; (b) the breach of this Agreement or the representations, warranties, and covenants made hereunder by Precision; (c) [***]; (d) [***]; or (e) [***]; except, in each case, to the extent such Losses result from matters subject to clause (a), (b), or (c) of Section 13.1.2.

13.1.2By Lilly. Subject to Section 13.1.3, Lilly shall defend, indemnify and hold harmless Precision, its Affiliates, Duke, and its and their respective directors, officers, employees and agents (each, a “Precision Indemnitee”) from and against any and all Losses to which any Precision Indemnitee may become subject as a result of any Claim to the extent such Losses arise out of: (a) the gross negligence or willful misconduct of Lilly, its Affiliates, or their respective Sublicensees in connection with its activities under this Agreement; (b) the breach of this Agreement or the representations, warranties and covenants made hereunder by Lilly; or (c) [***]; except, in each case, to the extent such Losses result from matters subject to clause (a), (b), (c) (d) or (e) of Section 13.1.1.

13.1.3Procedure. A Party that intends to claim indemnification under this Article 13 (the “Indemnitee”) shall promptly notify the Indemnitor (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 13 if and to the extent the Indemnitor is actually and materially prejudiced thereby. The Indemnitor has sole control of the defense or settlement thereof. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. The Indemnitor shall not settle any Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned or delayed. So long as the Indemnitor is actively defending the Claim in good faith, the Indemnitee shall not settle or compromise any such Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Claim as provided above: (a) the Indemnitee may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith); and (b) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in this Article 13.

13.2Insurance. During the Term, each Party shall maintain such types and amounts of liability insurance (including self-insurance) as is normal and customary in the industry generally for similarly situated parties and adequate to cover its obligations under this Agreement, and Precision will upon request provide Lilly with a certificate of insurance in that regard, along with any amendments and revisions thereto.

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ARTICLE 14

CONFIDENTIALITY

14.1Confidential Proprietary Information.

14.1.1Confidential Proprietary Information. In connection with this Agreement, each Party may disclose technical, business or other confidential information in connection with this Agreement, whether prior to, on, or after the Effective Date, including (a) any unpublished Patents, and (b) any information regarding the scientific, regulatory or business affairs or other activities of either Party (such confidential information, “Confidential Proprietary Information”). Without limiting the foregoing, the terms of this Agreement and all Joint IP are the Confidential Proprietary Information of both Parties and shall be treated confidentially by each of the Parties, subject to the exceptions set forth in Section 14.1.6.  [***]. Information exchanged by the Parties pursuant to the Confidentiality Agreement shall be treated as Confidential Proprietary Information under this Agreement and governed by the terms of this Agreement. [***].

14.1.2Restrictions. A Party (the “Receiving Party”) that receives Confidential Proprietary Information from the other Party (the “Disclosing Party”) shall keep all the Disclosing Party’s Confidential Proprietary Information in confidence with the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). A Receiving Party shall not use the Disclosing Party’s Confidential Proprietary Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.

14.1.3Exceptions. The obligations of confidentiality and restriction on use of Confidential Proprietary Information under Section 14.1.2 do not apply to any information that the Receiving Party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information, other than by previous disclosure of the Disclosing Party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the Receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or developed by the Receiving Party without the use of or reference to Confidential Proprietary Information belonging to the Disclosing Party. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within those exclusions. Further, any combination of Confidential Proprietary Information shall not be deemed to be generally known, available to the public or known by the Receiving Party merely because individual elements of such Confidential Proprietary Information are subject to such exclusions unless the combination and its principles are subject to such exclusions.

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14.1.4Permitted Disclosures. The Receiving Party may disclose Confidential Proprietary Information belonging to the Disclosing Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a)made by or on behalf of the Receiving Party to a Patent authority as may be reasonably necessary or useful for purposes of Prosecution and Maintenance of Patents as permitted by this Agreement; provided, that neither Party shall file a patent application that discloses Collaboration IP that is solely owned by the other Party pursuant to this Agreement without the prior written consent of the owning Party (such consent not to be unreasonably withheld, conditioned or delayed);

(b)made by or on behalf of the Receiving Party to Regulatory Authorities as required in connection with any Regulatory Filings for a product that such Party has a license or right to develop in a given country or jurisdiction;

(c)made by or on behalf of the Receiving Party as may be reasonably necessary for prosecuting or defending litigation as permitted by this Agreement;

(d)made by or on behalf of the Receiving Party for the purpose of complying with a valid order of a court of competent jurisdiction or other Governmental Authority of competent jurisdiction or, if in the opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law;

(e)made by or on behalf of the Receiving Party where such disclosure is required by a Regulatory Authority (including in filings with the Securities and Exchange Commission or other agency) of certain material developments or material information generated under this Agreement; provided that, to the extent permitted, the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure; and provided, further, that the receiving Party shall afford to the other Party an opportunity to review and comment, which period shall be no less than [***] (provided that if the applicable disclosure is required to be made within fewer than [***], then the receiving Party shall afford to the other Party a reasonable opportunity to review and comment consistent with such disclosure requirement), and the Receiving Party shall accept any reasonable comments so provided;

(f)made by or on behalf of Precision to Duke solely as and to the extent necessary to fulfill Precision’s reporting obligations under the Duke Agreement as of the Effective Date so long as (i) such information is disclosed subject to the confidentiality provisions of the Duke Agreement as of the Effective Date and (ii) Precision shall afford Lilly the opportunity to review and comment on such disclosure, which period shall be no less than [***] and Precision shall accept any reasonable comments so provided, to the extent permitted under the Duke Agreement;

(g)made by or on behalf of the Receiving Party in response to a valid request by a U.S., state, foreign, provincial, or local tax authority, in which case either Party may disclose, a copy of this Agreement (including any Exhibits, Appendices, ancillary agreements, and amendments hereto);

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(h)made by the Receiving Party to its and its Affiliates’ employees, consultants, contractors and agents, and to Sublicensees (in the case of Lilly) or licensees (in the case of Precision with respect to Terminated Products), in each case on a need-to-know basis (as reasonably determined by the Receiving Party) in connection with the Research, Development, making, having made, use, keeping, importing, exporting, offering for sale, selling, Commercialization, or other exploitation of Licensed Products or Terminated Products (if applicable) in the Field in the Territory, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and

(i)made by the Receiving Party to potential and actual investors, acquirers, licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; provided, however, that with respect to disclosure to actual or bona fide potential investors, such disclosure is under a written obligation of confidentiality that is consistent with market terms, including a shorter period of time during which such information must be held confidential.

In addition to the foregoing, Precision may [***].

14.1.5Public Domain Information and Residual Knowledge. Nothing in this Agreement shall prevent a Party from using any information that is in the public domain. A Party shall also not be restricted under, and shall not be in breach of, this Agreement from using, within or outside this Agreement and for any purpose, any general knowledge, skill, and expertise acquired by its employees (or its Affiliates’ employees) in their performance of this Agreement (“Residuals”) solely to the extent such Residuals shall have been retained in the unaided memory (without intentional memorization) of such employees in intangible form and without use by the Party or such employees of tangible copies of any Confidential Proprietary Information of the other Party; provided that this provision will not be deemed in any event to provide any right to infringe the Patent rights of the other Party or of Third Parties that have licensed or provided materials to the other Party; provided, further, that a Party’s use of such Residuals is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at such Party’s sole risk.

14.1.6Disclosure of Agreement. Notwithstanding the foregoing, either Party or its Affiliates may disclose the relevant terms of this Agreement: (a) to the extent required or advisable to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory, provided that such Party shall submit a confidential treatment request in connection with such disclosure and shall submit with such confidential treatment request only such redacted form of this Agreement, which redacted form of this Agreement shall be provided to the other Party for review and comment and which comments shall be considered in good faith by the disclosing Party; (b) upon request from a Governmental Authority (such as a tax authority), provided the disclosing Party uses reasonable efforts to ensure the Governmental Authority maintains such terms as confidential; (c) to applicable licensors, to the extent necessary to comply with the terms of any Third Party license agreement, the rights under which are sublicensed to the other

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Party under this Agreement (provided that the Parties have agreed that with respect to any disclosure of this Agreement to Duke, this Agreement shall only be disclosed in redacted form, which redacted form shall be provided to Lilly for review and approval prior to such disclosure); and (d) to the extent necessary to perform obligations or exercise rights under this Agreement, to any sublicensee, collaborator or potential sublicensee or potential collaborator of such Party, provided that any sublicensee, collaborator or potential sublicensee or collaborator agree in writing to be bound by obligations of confidentiality and non-use no less protective of the Disclosing Party than those set forth in this Agreement.

14.1.7Survival. Each Party’s obligations under this Section 14.1 (other than Section 14.1.5) shall apply during the Term and continue for [***].  Section 14.1.5 shall apply during the Term and shall survive any expiration or termination of this Agreement.

14.2Publicity. Promptly following the Execution Date, the Parties shall issue a joint press release mutually agreed upon by the Parties. Thereafter, either Party may make subsequent public disclosure of the contents of such press release and, except as permitted under Section 14.1.4 and this Section 14.2, neither Party shall issue any subsequent press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed; provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system subject to the restrictions set forth in Sections 14.1.4 and 14.1.6. If either Party desires to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the issuing Party will provide the other Party with a copy of the proposed press release or public statement. The issuing Party shall specify with each such proposed press release or public statement, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Receiving Party may provide any comments on such proposed press release or public statement. If the reviewing Party provides any comments, the Parties shall consult with one another on such proposed press release or public statement and work in good faith to prepare a mutually acceptable press release or public statement. Each Party may repeat any information relating to this Agreement that has already been publicly disclosed in accordance with this Section 14.2, provided such information continues as of such time to be accurate.

14.3Publication. Lilly shall be entitled to issue scientific publications and make presentations with respect to the Research Program, Collaboration Targets, the Licensed Products, and their testing in accordance with Lilly’s internal guidelines without approval by Precision, and Lilly shall be in control of any scientific publications or scientific presentations regarding the Licensed Products or their testing, subject to this Section 14.3. For any such publications and presentations regarding Licensed Products for which a First Commercial Sale has not yet occurred, Lilly shall: (a) provide Precision with a draft of such publication or presentation at least [***] prior to submission to the publisher; (b) remove any Confidential Proprietary Information of Precision related to ARCUS Technology or ARCUS Nucleases generally, as requested by Precision; (c) delay the submission for publication of such publication

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or presentation of such presentation, as applicable, for an additional [***] to allow the applicable Party under Section 11.2 the opportunity to seek patent protection with respect to the content of such publication or presentation; and (d) give Precision a pre-publication right to review and comment upon such publication or presentation, which comments shall be considered in good faith by Lilly. Precision shall not issue any scientific publications regarding the Collaboration Targets, the Licensed Products or their testing without Lilly’s prior written consent. Notwithstanding the foregoing, during the Research Term Precision may issue scientific publications and make presentations relating specifically to the ARCUS Technology (including the cleavage activity, specificity, mechanics of cleavage or other performance characteristics of ARCUS Nucleases) that do not identify a Collaboration Target or a Licensed Product; provided, that for any publication or presentation that discloses information relating to the Collaboration Targets or the Licensed Products, Precision shall: (i) provide Lilly with a draft of such publication or presentation at least [***] prior to submission to the publisher; (ii) remove any Confidential Proprietary Information of Lilly or any Confidential Proprietary Information of either Party which identifies the Licensed ARCUS Nucleases, as requested by Lilly; (iii) delay the submission for publication of such publication or presentation of such presentation, as applicable, for an additional [***] to allow the applicable Party under Section 11.2 the opportunity to seek patent protection with respect to the content of such publication or presentation; and (iv) consider in good faith any comments from Lilly with respect to the information contained therein relating to Collaboration Targets or the Licensed Products.

ARTICLE 15

TERM & TERMINATION

15.1Term. This Agreement commences on the Effective Date and, unless terminated earlier as provided in this Article 15, shall continue on a Licensed Product-by-Licensed Product basis until the expiration of the last Royalty Term in the Territory for such Licensed Product (the “Term”).

15.2Termination for Material Breach.

15.2.1Termination. Either Party may terminate this Agreement upon written notice to the other Party if such other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [***] from the date of such notice [***].

15.2.2Dispute. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 15.2.1, and such alleged breaching Party provides the other Party notice of such dispute within the applicable cure period, then the non-breaching Party may not terminate this Agreement under Section 15.2.1 unless and until it has been finally determined pursuant to Article 16 that the alleged breaching Party has materially breached this Agreement and such Party fails to cure such breach within [***] following such court's decision. During the pendency of such dispute, all of the terms and conditions of

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this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

15.2.3Lilly Option to Continue Agreement. Notwithstanding anything to the contrary under this Agreement, if Precision [***].  For clarity, the Agreement shall continue in accordance with its terms, save as expressly set forth in this Section 15.2.3.

15.3Termination by Lilly.

15.3.1Partial Termination. Lilly may, at any time in its sole discretion and without cause, terminate this Agreement on a Collaboration Target-by-Collaboration Target or Licensed Product-by-Licensed Product basis upon [***] prior written notice to Precision.

15.3.2Entire Agreement. Lilly may, in its sole discretion, terminate this Agreement in its entirety at any time and without cause upon [***] prior written notice to Precision.

15.4Termination for Patent Challenges. Except to the extent the following is unenforceable under the Applicable Law of a jurisdiction, then:

15.4.1if Lilly, its Affiliates or Sublicensees, directly or indirectly: (a) initiate, request or participate in an interference or opposition proceeding with respect to any Precision Patents; (b) make, file, maintain or participate in any claim, demand, lawsuit, cause of action or any other administrative, judicial or similar proceeding to challenge the validity, enforceability or patentability of any Precision Patents; or (c) oppose any extension of, or the grant of a supplementary protection certificate with respect to, any Precision Patent (in each case, (a), (b) or (c)), other than in response to a threat of an infringement claim by Precision or its Affiliates, then Precision may terminate, upon [***] prior written notice to Lilly, this Agreement [***]; provided, however, that if Lilly or its applicable Affiliate or the applicable Sublicensee withdraws (or causes to be withdrawn) the applicable action described in above in this Section 15.4.1 within [***] after being requested to do so by Precision in writing (which termination notice will be deemed a request), then Precision will have no right to terminate this Agreement pursuant to this Section 15.4.1 on the basis of such challenge or action; and

15.4.2if Precision, its Affiliates, or sublicensees, directly or indirectly, (a) initiate, request or participate in an interference or opposition proceeding with respect to any Lilly Patents, (b) make, file, maintain or participate in any claim, demand, lawsuit, cause of action or any other administrative, judicial or similar proceeding to challenge the validity, enforceability or patentability of any Lilly Patents, or (c) oppose any extension of, or the grant of a supplementary protection certificate with respect to, any Lilly Patents (in each case, (a), (b) or (c)), other than in response to a threat of an infringement claim by Lilly, then Lilly may terminate, upon [***] prior written notice to Precision, this Agreement [***]; provided, however, that if Precision or its applicable Affiliate or the applicable sublicensee withdraws (or causes to be withdrawn) the applicable action described in above in this Section 15.4.2 within [***] after being requested to do so by

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Lilly in writing (which termination notice will be deemed a request), then Lilly will have no right to terminate this Agreement pursuant to this Section 15.4.2 on the basis of such challenge or action.

15.4.3For clarity, (i) neither Party may terminate this Agreement pursuant to Section 15.4.1 or Section 15.4.2 if the other Party or any of its Affiliates or Sublicensees or sublicensees (as applicable) is required by legal process to be joined as a party in any challenge or other action by a Third Party, and (ii) “participates in” as used in this Section 15.4 shall not include a Party’s truthful responses to mandated requests by a relevant Governmental Authority (such as subpoenas or depositions).

15.5Effects of Termination. Upon any termination of this Agreement, the following will apply, provided that if this Agreement is terminated only with respect to specified Licensed Products (“Terminated Products”) and not in its entirety, then the following will apply to such Terminated Products only, and if this Agreement is terminated in its entirety, then all Licensed Products will be deemed Terminated Products. If this Agreement is terminated with respect to a Collaboration Target, or a Collaboration Target otherwise ceases to be a Collaboration Target pursuant to the terms of this Agreement, all Licensed Products Directed Against such Collaboration Target will be deemed Terminated Products.

15.5.1Termination of Licenses. All licenses for Terminated Products granted under Article 7 terminate automatically as of the termination effective date and all such rights shall revert to Precision; provided that, if Lilly (or its Affiliates or Sublicensees) has inventory of usable Licensed Product(s) as of the effective date of termination, then Lilly (and its Affiliates and Sublicensees) may continue to sell off such inventory of Licensed Products in the Field in the Territory (and fulfill customer orders therefor) until the earlier to occur of [***] after the effective date of termination and the date on which Lilly (or its Affiliates or Sublicensees) no longer has such inventory of Licensed Product(s) and shall pay Precision any applicable royalties due based on such sales. Any permitted sublicense granted by Lilly or its Affiliate to a Third Party under the licenses granted to Lilly under this Agreement shall survive the termination of this Agreement and Lilly shall endeavor in good faith to assign such sublicense to Precision such that such sublicense becomes a direct license between Precision and the Sublicensee on the same terms and conditions as those set forth in this Agreement to the extent applicable to the rights granted by Lilly to such Sublicensee, provided that, such sublicense was granted in accordance with the terms of Section 7.3 and in the case where termination of this Agreement was for Lilly’s uncured material breach pursuant to Section 15.2, such Sublicensee did not cause such uncured material breach and such Sublicensee is, at the time of such termination, otherwise in compliance with the sublicense granted by Lilly to such Sublicensee and the applicable terms and conditions of this Agreement[***].

15.5.2Destruction of Confidential Proprietary Information. Subject to the potential transfer of any data and information covered below in Section 15.5.3, each Receiving Party shall destroy (at the Disclosing Party’s written request) all such Confidential Proprietary Information of the Receiving Party in its possession as of the effective date of expiration or termination (with the exception of one copy of such

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Confidential Proprietary Information, which may be retained by the legal department of the Receiving Party to confirm compliance with the non‑use and non‑disclosure provisions of this Agreement), and any Confidential Proprietary Information of the Disclosing Party contained in its laboratory notebooks or databases, provided that each Receiving Party may retain and continue to use such Confidential Proprietary Information of the Disclosing Party only to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Receiving Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Disclosing Party’s Confidential Proprietary Information under this Agreement, and neither Party shall be required to destroy any Joint IP.

15.5.3Terminated Product Reversion.

(a)Precision shall have the option, exercisable within [***] following the effective date of termination of this Agreement with respect to a Terminated Product, to have Lilly and its Affiliates grant Precision the license and rights set forth in this Section 15.5.3(a) with respect to such Terminated Product (the “Reversion Option”). Effective upon Precision’s delivery of written notice to Lilly of exercise of the Reversion Option with respect to a given Terminated Product, (i) subject to Section 15.5.3(c), Lilly agrees to grant and hereby grants (on behalf of itself and its Affiliates) to Precision an exclusive (even as to Lilly and its Affiliates), [***] license under Lilly Collaboration IP, and (ii) [***], in each case (i) and (ii), to the extent relating to such Terminated Product or developed pursuant to the Research Program, to Research, Develop, Manufacture, have Manufactured, use, keep, import, export, offer for sale, sell, Commercialize and otherwise exploit such Terminated Product in any and all fields; provided, that (x) if Precision does not exercise the Reversion Option with respect to a given Terminated Product within [***] of termination of this Agreement with respect to such Terminated Product, Lilly shall have no obligation to grant Precision such license or rights with respect to such Terminated Product and (y) in no event shall Precision receive, and Lilly shall have no obligation to grant to Precision, any rights or licenses to any Excluded Technologies.

(b)Except as otherwise set forth in Section 15.5.3(c) (if applicable), if Precision exercises the Reversion Option with respect to a given Terminated Product, then[***].

(c)If Precision exercises the Reversion Option with respect to a given Terminated Product in a case where this Agreement was terminated [***].

(d)If Precision exercises the Reversion Option with respect to a given Terminated Product, upon Precision’s request Lilly shall perform the following obligations[***]:

(i)to the extent permitted by Applicable Laws or the terms of any applicable Third Party agreements, (A) assign to Precision (x) its and its Affiliates’ entire right, title and interest in and to all materials, preclinical and clinical data, safety data and all other supporting data, in each case, solely relating to such Terminated Product that is in Lilly’s or its Affiliates’ Control, and (y) [***], and (B) deliver to Precision a copy of all relevant Know-How, in each case that relates to, and to the extent reasonably necessary for, Precision to

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continue the Research, Development, Manufacture, use and Commercialization of such Terminated Product; provided, that Lilly shall not be obligated to translate or reformat any data or to convert or adapt any database or software (it being understood that such data and databases shall be transferred on an as-is basis) or to provide any Excluded Technologies, and Lilly will retain the right to use any of the assigned materials or data as necessary for legal or compliance purposes;

(ii)to the extent permitted by Applicable Laws and the terms of any applicable Third Party agreements, [***];

(iii)to the extent permitted by Applicable Laws and the terms of any applicable Third Party agreements, transfer to Precision [***];

(iv)after fulfillment of Lilly’s existing commitments to its customers (including its Distributors) (which fulfillment period shall not in any event exceed [***] following termination of this Agreement as set forth in Section 15.5.1), sell to Precision Lilly’s then-existing inventory of such Terminated Product, [***]; provided that Precision shall not be obligated to purchase such inventory and such sale shall only occur if Precision shall notify Lilly within [***] after the effective date of termination that Precision elects to exercise such right;

(v)grant to Precision a non-exclusive, worldwide, royalty-free, fully paid up license for use of the Licensed Product Trademarks that have been used in commerce solely with such Terminated Product (excluding any corporate name or logo of Lilly or any of its Affiliates and any trademarks that are used by Lilly or any of its Affiliates on products that are not Terminated Products), together with all goodwill relevant thereto, throughout the Territory;

(vi)Lilly shall not withdraw or cancel any such Terminated Product’s Regulatory Approval or Marketing Authorization or application for either, unless expressly instructed so by Precision in writing; provided that Precision shall be responsible for all costs and expenses for the maintenance of all Regulatory Approvals and Marketing Authorizations following receipt of notice of termination; and

(vii)following written request by Precision, Lilly shall take such other actions and execute such other instruments, assignments and documents that are reasonably necessary to effect the transfers and grants of rights under this Section 15.5.3(c) to Precision.

Following the foregoing assignments and transfer, all information and Know-How so assigned or transferred that was previously Confidential Proprietary Information of Lilly shall thereafter be deemed the Confidential Proprietary Information of Precision under Article 14.

15.5.4Other Rights and Obligations. All other rights granted under this Agreement and all obligations of the Parties will automatically terminate except as expressly set forth in this Section 15.5 or Section 15.6.

15.6Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth

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below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Article 1 (to the extent such definitions are used in surviving provisions), Article 13 (with respect to claims for which the cause of action arose prior to the effective date of termination or expiration), Article 16, and Sections 4.6.1, 4.11, 7.4 (last sentence only), 9.3 (with respect to Milestone Events reached prior to such expiration or termination), 9.4 (with respect to (i) Lilly’s perpetual license upon expiration in Section 9.4.1 and (ii) sales of Licensed Products made before such expiration or termination or pursuant to Section 15.2.3), 9.5, 9.6, 9.7, 9.8, 9.9, 11.1, 11.2.2(a), 11.2.2(d), 11.2.3, 11.2.5 (to the extent such cooperation is implicated by other surviving provisions of Article 11), 11.3.2(b) (with respect to any and all Infringements of Joint Patents), 11.3.6 (with respect to actions brought under Section 11.3.2(b)), 11.4 (with respect to Joint Patents), 11.5 (first sentence only, and only with respect to Joint Patents), 11.6, 11.7 (last sentence only), 12.5.3 (to the extent applicable), 12.6, 14.1 (to the extent and as described in Section 14.1.7), 15.5, 15.6, 15.7, 17.1, 17.2, 17.5, 17.6, 17.9, 17.11, 17.16, 17.17.

15.7Exercise of Rights to Terminate; Damages; Relief. The valid use by either Party of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto; provided, however, that termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon termination.

15.8Bankruptcy Code. If this Agreement is rejected by a Party as a debtor under Section 365 of the United States Bankruptcy Code or similar provision in the bankruptcy laws of another jurisdiction (the “Code”), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by the Party in bankruptcy to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code (or similar provision in the bankruptcy laws of another applicable jurisdiction). The Parties agree that a Party that is a licensee of rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code, the other Party shall be entitled to a complete duplicate of, or complete access to (as such other Party deems appropriate), any such intellectual property to which such other Party is otherwise entitled to have access under this Agreement and all embodiments of such intellectual property, if not already in such other Party’s possession, shall be promptly delivered to such other Party: (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by such other Party, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement; or (b) if not delivered under the foregoing subclause (a), upon the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party. The foregoing provisions of this Section 15.8 are without prejudice to any rights a Party may have arising under the Code.

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ARTICLE 16

GOVERNING LAW; DISPUTE RESOLUTION

16.1Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement.

16.2Disputes. The Parties recognize that controversies or claims arising out of, relating to, or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties shall follow the procedures set forth in this Article 16 to resolve any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”).  Notwithstanding the foregoing, “Dispute” shall not include matters within the purview of the JSC, which shall be resolved pursuant to Section 2.7, including through the exercise by Precision or Lilly of its final decision-making authority in accordance therewith; provided that Disputes regarding whether a decision is subject to Precision’s JSC representatives having final decision-making authority or to Lilly’s JSC representatives having final decision-making authority pursuant to Section 2.7 shall be resolved pursuant to the procedures set forth in this Article 16. If a Dispute arises between the Parties, either Party may refer the Dispute to Executive Officers of each Party for resolution within [***] of a written request by either Party to the other Party. Each Party, within [***] after a Party has received such written request from the other Party to so refer such Dispute, shall notify the other Party in writing of the Executive Officer to whom such Dispute is referred. If, after an additional [***] after the notice of Dispute, such Executive Officers have not succeeded in negotiating a resolution of the Dispute, and a Party wishes to pursue the matter, the Parties may seek to resolve the Dispute in any federal court having jurisdiction thereof located in New York, New York as further described in Section 16.3.

16.3Litigation; Equitable Relief. The Federal courts located in New York, New York shall have exclusive jurisdiction over, and shall be the exclusive venue for resolution of, any Dispute not resolved through the informal Dispute-resolution procedures described above. If, within [***] following a notice by either Party to the other that it does not believe the Dispute can be resolved through the Executive Officers, neither Party has commenced proceedings seeking to resolve such Dispute in any federal court having jurisdiction, then such Dispute and all related rights, demands, claims, actions, causes of action, suits, proceedings and Losses of every kind and nature shall be deemed to have been irrevocably waived and released, to the fullest extent permitted under Applicable Laws. Either Party may, at any time and without waiving any remedy under this Agreement, seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party. Any final judgment resolving a Dispute may be enforced by either Party in any court having appropriate jurisdiction.

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ARTICLE 17

MISCELLANEOUS

17.1Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto, together with the Stock Purchase Agreement, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. The foregoing may not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

17.2Limitation of Liability. NEITHER PARTY MAY RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 17.2 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER Article 13, EITHER PARTY’S LIABILITY FOR BREACH OF ITS EXCLUSIVITY OBLIGATIONS UNDER Article 8 OR CONFIDENTIALITY OBLIGATIONS UNDER Article 14 OR LIABILITY OF A PARTY FOR ITS INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OR FOR A PARTY’S GROSS NEGLIGENCE, WILFUL MISCONDUCT OR FRAUD.

17.3Independent Contractors. The relationship between Lilly and Precision created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party.

17.4Notice. Any notice required or permitted to be given by this Agreement must be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if: (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered, or certified mail; or (c) delivered by facsimile or electronic mail followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 17.4, in each case, addressed as set forth below unless changed by notice so given:

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If to Precision:	Precision BioSciences, Inc.

302 East Pettigrew Street, Suite A-100

Durham, NC 27701

Attn: [***], Vice President, Business Development
Fax: (480) 393-5553
E-mail: [***]

with a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, LLP

150 Fayetteville Street, Suite 2300

Raleigh, NC 27601

Attention:  John Therien

Fax:  (919) 821-6800

If to Lilly:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attn: Senior Vice President, Corporate Business Development Fax: (317) 651-3051

with a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attn: General Counsel
Fax: (317) 433-3000

Precision shall also provide a copy of any notice (via e-mail if available) to Lilly’s Alliance Manager.

17.5Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, (a) such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement, (b) this Agreement shall be construed and enforced as if such invalid, unenforceable or illegal provision had never comprised a part hereof, (c) all remaining portions will remain in full force and effect and shall not be affected by the invalid, unenforceable or illegal provision or by its severance herefrom, and (d) in lieu of such invalid, unenforceable or illegal provision, the Parties shall use reasonable efforts to seek and agree on an alternative valid and enforceable provision that preserves the original purpose and intent of this Agreement.

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17.6Non-Use of Names. Precision shall not use the name, trademark, logo, or physical likeness of Lilly or its respective officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Lilly’s prior written consent; provided that Precision shall have the right to use the name and logo of Lilly on its website solely for the purpose of referring to Lilly as a partner of Precision. Precision shall require its Affiliates to comply with the foregoing. Lilly shall not use the name, trademark, logo, or physical likeness of Precision or its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Precision’s prior written consent. Lilly shall require its Affiliates and Sublicensees to comply with the foregoing.

17.7Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer, without the other Party’s consent to: (a) its Affiliate, provided that such Party shall remain primarily liable for any acts or omissions of such Affiliate; or (b) to an Acquirer in connection with a Change of Control, subject to Section 17.8.  Any permitted assignee shall, in writing to the non-assigning party, expressly assume performance of such assigning Party’s rights and obligations. Any permitted assignment or transfer is binding on the successors of the assigning or transferring Party.  Any assignment or transfer or attempted assignment or transfer by either Party in violation of the terms of this Section 17.7 is null, void and of no legal effect.

17.8Precision Change of Control.

17.8.1Notification of Change of Control. Precision shall provide Lilly with written notice of any Change of Control of Precision promptly, but no later than [***], following the earlier of the first public announcement of such Change of Control or the execution of a definitive agreement relating to such Change of Control (or, if not prohibited under Applicable Law or by the terms of any written agreement between Precision and any third party, any earlier date prior to the first public announcement of, or execution of a definitive agreement pertaining to such Change of Control, as determined in Precision’s sole discretion), which notice shall describe in reasonable detail the nature of the transaction and the identity of the Acquirer (a “Change of Control Notice”).  If Precision undergoes a Change of Control, then Section 17.8.3 shall apply.  For avoidance of doubt, a Change of Control of Precision shall not in any way limit or alter Lilly’s termination rights in accordance with Section 15.3, and the provisions of Section 17.8.3 below shall only apply if Lilly has not exercised any such termination right.

17.8.2Notification of Sale Process. If, during the Target Nomination Period, Precision, following authorization from its board of directors, determines to solicit from two or more Third Parties indications of interest or proposals providing for a Change of Control of Precision (the “Solicitation”), then Precision shall notify Lilly of such determination promptly following the first Solicitation. In connection therewith, Precision shall provide Lilly with an opportunity to participate in the process undertaken by Precision to make such Solicitations (a “Process”) by [***]. Lilly’s opportunity to participate in such Process shall be contingent upon [***]. The obligations set forth in this Section 17.8.2 shall in no way restrict Precision’s right to (i) determine whether to make any Solicitations, (ii) the type of terms of any Process it may choose to undertake if it

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were to decide to make Solicitations or (iii) the counterparties (if any) with which it enters into any definitive agreement in connection with any Solicitation or Change of Control, other than to provide Lilly with the opportunity to participate as set forth in this Section 17.8.2. For the avoidance of doubt, nothing set forth in this Agreement (including this Section 17.8.2) shall obligate Precision to provide Lilly with any other rights with respect to any Process (including any rights to remain in any Process or consummate a Change of Control) or any right of first offer or right of first negotiation with respect to any Change of Control.

17.8.3Effects of Change of Control. Except in the scenario set forth in Section 17.8.5 below (in which case, the terms of Section 17.8.5 shall apply to such scenario), following a Change of Control of Precision, Lilly may [***].

(a)[***]:

(i)Precision[***];

(ii)with respect to [***];

(iii)the JSC shall [***];

(iv)Precision shall [***];

(v)solely if [***];

(vi)with respect to [***]; and

(vii)Precision shall [***].

(b)[***].

17.8.4Acquirer Engaged in Competing Program.  If Precision undergoes a Change of Control and, as of the closing date of such Change of Control transaction, the applicable Acquirer is engaged in a Competing Program, then Lilly may, by written notice delivered to Precision within [***] following the earlier of the first public announcement of such Change of Control or Lilly’s receipt of a Change of Control Notice from Precision, [***]; provided, that [***].

17.8.5Acquirer Not Engaged in Competing Program.  If Precision undergoes a Change of Control and, as of the closing date of such Change of Control transaction, the applicable Acquirer is not engaged in a Competing Program, then the following shall apply:

(a)[***], then Lilly may, by written notice delivered to Precision within [***] following the earlier of the first public announcement of such Change of Control or Lilly's receipt of a Change of Control Notice from Precision[***]; and

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(b)[***], then the Research Program and this Agreement shall continue in the same manner as prior to the Change of Control [***].

17.8.6[***].

17.8.7[***]. Promptly following the first to occur of any of the following events in relation to an Acquirer of Precision: (a) the effective date of a Change of Control of Precision [***], (b) Lilly’s delivery to Precision of a Nomination Request pursuant to Section 3.2.1 or a Replacement Request pursuant to Section 3.3.1 (if applicable) specifying the identity of a Target that Lilly desires to include as a Collaboration Target under this Agreement, [***], or (c) the initiation of [***] (each of (a), (b) and (c), with respect to such Competing Program, the “Firewall Event”), Precision shall implement and enforce Firewalls between the applicable Research Program and Competing Program for the duration of the applicable Firewall Period.

17.8.8Firewall Audits.  Lilly shall have the right, through a designated Third Party auditor reasonably acceptable to Precision, to audit Precision’s (and, as applicable, its Affiliates’) implementation and enforcement of Firewalls under this Section 17.8 for purposes of confirming compliance with the Firewalls, identifying any vulnerabilities or breaches and requiring Precision (or its Affiliates) to promptly remediate any non-compliance identified by such audit.  In connection with such audit, duly authorized representatives of Lilly’s designated auditor may make an on-site visit to Precision (or its Affiliate) for the purpose of conducting such audit. Precision may require such auditor to execute a reasonable confidentiality agreement prior to commencing the audit, provided that the results of such audit (excluding all Third Party confidential information and any of Precision’s or its Affiliates’ confidential information that Lilly does not otherwise have the right to access under this Agreement) may be shared with Lilly. Lilly may conduct such audits from time to time as reasonably necessary to confirm Precision’s compliance with such Firewall requirements [***].  Any audits described under this Section 17.8.8 shall be conducted during Precision’s regular business hours, for a duration only as reasonably necessary to confirm Precision’s compliance with the applicable Firewall requirements, and shall not unreasonably interfere with or impede Precision’s business operations.  Lilly shall provide Precision with written notice of such audit at least [***] prior to such requested audit (or such shorter period as may be designated by Lilly if Lilly reasonably believes at any time that Precision is not in compliance with such Firewall requirements). All such audits shall be conducted at Lilly’s cost and expense. If the auditor identifies any breach of the Firewall, Lilly and/or the auditor will notify Precision, and Precision will promptly (and will use reasonable efforts to ensure its Affiliates promptly) take all action necessary to remedy such breach, and will provide Lilly with reasonable assurance that such action has been taken, at Precision’s sole expense.

17.9Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be

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in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

17.10Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, epidemics, pandemics, the spread of infectious diseases, quarantines, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto. In such event, such affected Party shall use Commercially Reasonable Efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto.

17.11Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections, Appendices or Exhibits mean the particular Articles, Sections, Appendices or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (j) the phrase “non-refundable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; (k) neither Party shall be deemed to be acting on behalf of the other Party; and (l) the words “gene editing” and “genome editing” have interchangeable meanings for purposes of this Agreement and do not include gene therapy activities (other than gene editing).

17.12Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

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17.13Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

17.14Further Assurances. Lilly and Precision hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

17.15No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

17.16Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

17.17Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

17.18Extension to Affiliates. Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities. For clarity, Lilly extending the rights and immunities granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

[signature page follows]

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In Witness Whereof, the Parties have caused this Agreement to be executed as of the Execution Date by their duly authorized representatives.

Precision BioSciences, Inc.
By:	/s/ Matthew Kane
Name:	Matthew Kane
Title:	Chief Executive Officer

Eli Lilly and Company
By:	/s/ David A. Ricks
Name:	David A Ricks
Title:	Chairman and CEO, Eli Lilly and Company

Exhibit 1.14 - 1

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Exhibit 1.201

Sequence of [***] ARCUS Nuclease

[Omitted]

Exhibit 1.201

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Exhibit 3.4

Certain Unavailable Targets

[Omitted]

Exhibit 3.4

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Exhibit 4.4.1

Initial Research Plan

[Omitted]

Exhibit 4.4.1

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Exhibit 4.8 – Part A

Eli Lilly and Company Good Research Practices

[Omitted]

Exhibit 4.8

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Exhibit 4.8 – Part B

Lilly Principles for Animal Care and Use for Third Party Organizations

[Omitted]

Exhibit 4.8

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Exhibit 4.10

Form of Materials Transfer Record

[Omitted]

Exhibit 4.10

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Exhibit 9.6

Precision Wire Instructions

[Omitted]

Exhibit 9.6

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Exhibit 12.2.4

Existing Patents

[Omitted]

Exhibit 12.2.4

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Exhibit 12.4.2

[***]

[Omitted]

Exhibit 12.4.2

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Schedule 1.65

Duke IP

[Omitted]

Schedule 1.65

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